UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________________
SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
COTY INC.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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September 20, 2018

TO OUR STOCKHOLDERS:
On behalf of the Board of Directors and Executive Committee of Coty Inc., I cordially invite you to the 2018 Annual Meeting of Stockholders (the “Annual Meeting”) of Coty Inc. to be held via the Internet at www.virtualshareholdermeeting.com/coty2018, at 8:30 a.m., Eastern Time, on Tuesday, November 6, 2018.
Details about the Annual Meeting, nominees for election to the Board of Directors and other matters to be acted on at the Annual Meeting are presented in the Notice of 2018 Annual Meeting of Stockholders and Proxy Statement that follow.
It is important that your stock be represented at the Annual Meeting regardless of the number of shares you hold. You are encouraged to specify your voting preferences by so marking and dating the enclosed proxy card or following the voting instruction accompanying these materials, as described below. If you wish to vote in accordance with directors’ recommendations, all you need to do is sign, date and return the card or voting instruction.
Please vote over the Internet, by telephone or by completing and returning the proxy card in the enclosed envelope whether or not you plan to attend the Annual Meeting.
You may virtually attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/coty2018 on the meeting date. If you virtually attend the Annual Meeting and wish to vote at the Annual Meeting, you may do so by revoking your proxy at any time so long as you are the holder of record of your shares. If you are not the holder of record, you must follow your broker’s procedures for obtaining a legal proxy in order to vote your shares at the Annual Meeting.
Thank you for your support.

Sincerely,

Lambertus J.H. Becht
Chairman of the Board

NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS
AND PROXY STATEMENT
September 20, 2018
To Coty Inc. Stockholders:
The Annual Meeting of Coty Inc. (the “Company”) will be held via the Internet at www.virtualshareholdermeeting.com/coty2018, at 8:30 a.m., Eastern Time, on Tuesday, November 6, 2018 (the “Annual Meeting”). This means that you can attend the Annual Meeting online, vote your shares electronically and submit questions during the online meeting by visiting the above mentioned Internet site. The principal business of the Annual Meeting will be the consideration of the following matters:

1.	To elect the nine directors named in this proxy statement;

2.	To approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers, as disclosed in this proxy statement;

3.	To ratify the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2019; and

4.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.
This proxy statement describes these items in more detail. We have not received notice of any other matters that may be properly presented at the Annual Meeting. The close of business on September 12, 2018 has been fixed as the date for determining the holders of shares of the Company’s Class A Common Stock entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

By order of the Board of Directors,

Greerson G. McMullen
Chief Legal Officer, General Counsel and Secretary
WHETHER OR NOT YOU PLAN TO VIRTUALLY ATTEND THE ANNUAL MEETING, YOU MAY VOTE AND SUBMIT YOUR PROXY. YOU MAY SUBMIT YOUR PROXY ELECTRONICALLY, BY TELEPHONE OR BY REQUESTING A PRINTED COPY OF THE PROXY MATERIALS AND COMPLETING AND RETURNING BY MAIL THE PROXY CARD YOU WILL RECEIVE IN RESPONSE TO YOUR REQUEST.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON NOVEMBER 6, 2018: The Company’s Proxy Statement for the Annual Meeting and the Annual Report on Form 10-K for the fiscal year ended June 30, 2018 are available at materials.proxyvote.com/222070.

COTY INC.
350 Fifth Avenue
New York, New York 10118

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 6, 2018

These proxy materials are being made available to you electronically or, if you have requested, printed versions of these materials, have been delivered to you by mail in connection with the solicitation of proxies by the Board of Directors of Coty Inc. (the “Company”, “we” or “us”), a Delaware corporation, for our 2018 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 8:30 a.m. Eastern Time (“ET”) on Tuesday, November 6, 2018 via the Internet at www.virtualshareholdermeeting.com/coty2018.
When used in these proxy materials, the term “includes” and “including” means, unless the context otherwise indicates, including without limitation.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING
Proxy Materials and Voting Information
1.    What are proxy materials?
A proxy statement is a document which includes information that we are required to provide to you under Securities and Exchange Commission (“SEC”) rules and is designed to assist you in voting your shares of the Company’s Class A common stock (your “shares”) at the Annual Meeting. The proxy materials include our proxy statement for the Annual Meeting (this “Proxy Statement”), our Annual Report to Stockholders (including our Annual Report on Form 10-K for the fiscal year ended June 30, 2018) (“Annual Report”), and the proxy card or a voting instruction card for the Annual Meeting.
This Proxy Statement contains information about the Annual Meeting and was prepared by our management. We sent a Notice of Internet Availability of Proxy Materials (the “Notice”), and made these proxy materials and the Notice available online, on or about September 20, 2018 to stockholders of record entitled to receive notice of the Annual Meeting. All stockholders may access the proxy materials online and download printable versions of the proxy materials or request a printed set of the proxy materials by following the instructions in the Notice. As a stockholder, you are invited to attend the Annual Meeting online and are requested to vote on the items of business described in this Proxy Statement.
2.    What is the difference between holding shares as a stockholder of record and as a beneficial owner?
If your shares are registered directly in your name with the Company’s registrar and transfer agent, Equiniti Trust Company d/b/a EQ Shareowner Services, you are considered a stockholder of record with respect to those shares. If your shares are held in a bank or brokerage account, you are considered the “beneficial owner” of those shares.
3.    Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
In accordance with SEC rules, we may furnish proxy materials, including this Proxy Statement and our Annual Report, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Accordingly, we are sending the Notice to our stockholders of record and beneficial owners as of the close of business on September 12, 2018 (the “Record Date”).

4.    I share an address with another stockholder. Why did we receive only one copy of the proxy materials and how may I obtain an additional copy of the proxy materials?
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for the Notice or other annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice or other annual meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding”, is intended to provide extra convenience for stockholders and cost savings for companies.
A number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single Notice will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. If you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice, please notify your broker. Stockholders who have multiple accounts in their names or who share an address with other stockholders can request “householding” and authorize their broker to discontinue mailings of multiple annual reports and proxy statements by contacting their broker.
We will promptly deliver to a stockholder who received one copy of the Notice as a result of “householding” a separate copy upon the stockholder’s written or oral request directed to Investor Relations at Coty Inc., 350 Fifth Avenue, New York, New York 10118 or (212) 389-7300.
5.    Who is entitled to vote at the Annual Meeting?
Only stockholders of record of our Class A Common Stock at the close of business on the Record Date are entitled to vote at the Annual Meeting or at any adjournment or postponement of the Annual Meeting. Each stockholder of record is entitled to one vote per share of Class A Common Stock. On the Record Date, there were 750,804,022 shares of Class A Common Stock issued and outstanding.
Registered Stockholders. The Notice was provided to you directly by us. As a stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote virtually at the Annual Meeting.
Beneficial Stockholders. The Notice was forwarded to you by your broker or nominee. Your broker or nominee is considered the stockholder of record of those shares and you are considered to hold your shares in “street name”. Beneficial owners are also invited to virtually attend the Annual Meeting. However, since you are not a stockholder of record, you may not vote your shares virtually at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. If you request a printed copy of your proxy materials by mail, your broker or nominee will provide a voting instruction card for you to use.

6.    What items of business will be voted on at the Annual Meeting? How does the Board of Directors (the “Board”) recommend I vote on these items and what are the voting standards?

Proposal	Voting Options	Vote Required to Adopt the Proposal	Effect of Abstentions or Withhold Votes (for Director Elections)	Effect of “Broker Non-Votes”	Board Recommendation
Proposal 1: Election of Directors	For all, withhold all, or for all except.	A plurality of votes — nominees receiving the highest number of affirmative votes will be elected (up to the total number of available board seats).	No effect.	No effect.	Our Board recommends a vote FOR each director nominee.
Proposal 2: Approval of Advisory Resolution on Named Executive Officer Compensation	For, against, or abstain.	The affirmative vote of a majority of the votes cast.	No effect.	No effect.	Our Board recommends a vote FOR the approval of the advisory resolution on named executive officer compensation.
Proposal 3: Ratification of Appointment of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm	For, against, or abstain.	The affirmative vote of a majority of the votes cast.	No effect.	Brokers have discretion to vote.	Our Board recommends a vote FOR ratification of the appointment of Deloitte.
The advisory resolution to approve named executive officer compensation (Proposal 2) is not binding on the Company. However, the Remuneration and Nomination Committee (the “RNC”), which is responsible for designing and administering our executive compensation program, values the opinions expressed by stockholders and will take into account the outcome of the vote when making future compensation decisions.
7.    How do I cast my vote if I am a stockholder of record entitled to vote at the Annual Meeting?
If you are a stockholder of record entitled to vote at the Annual Meeting, you can vote your shares by proxy electronically, by telephone or by mail by following the instructions set forth below:
Voting Electronically. You can vote at www.proxyvote.com, 24 hours a day, seven days a week. You will need the control number included on your Notice or your proxy card (if you received a printed copy of the proxy materials).
Voting By Telephone. You can vote using a touch-tone telephone by calling 1-800-690-6903, 24 hours a day, seven days a week. You will need the control number included on your Notice or your proxy card (if you received a printed copy of the proxy materials).
Voting By Mail. If you have requested and received a printed copy of the proxy materials by mail, you may complete, sign and return the proxy card by mail to Coty Inc., c/o Broadridge Financial Solutions, 51 Mercedes Way, Edgewood, New York 11717.
Voting at the Annual Meeting. Although we encourage you to complete and return a proxy prior to the Annual Meeting to ensure that your vote is counted, you can virtually attend the Annual Meeting and vote your shares online by visiting www.virtualshareholdermeeting.com/coty2018. You will need your control number included on your Notice or proxy card (if you receive a printed copy of the proxy materials) in order to be able to vote during the Annual Meeting. If you vote by proxy prior to the Annual Meeting and also virtually attend the Annual Meeting, there is no need to vote again at the Annual Meeting unless you wish to change your vote.
The procedures for voting online, by telephone, by mail and virtually at the Annual Meeting comply with Delaware law and are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares and to confirm that their instructions have been properly recorded.
8.    Is there a deadline for submitting proxies electronically or by telephone or mail?
Proxies submitted electronically or by telephone as described above must be submitted by 11:59 p.m. ET on November 5, 2018.
Proxies submitted by mail must be received before the close of the Annual Meeting on November 6, 2018.
Each valid proxy received in time will be voted at the Annual Meeting in accordance with your instructions, regardless of the submission method used.
9.    What if I am a stockholder of record entitled to vote at the Annual Meeting and do not specify a choice for a matter when returning a proxy?
All proxies properly submitted pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given. If you properly submit a proxy but do not provide specific voting instructions, your shares will be voted:

1.	FOR the election of each nominee as director;

2.	FOR the advisory resolution on the compensation of our named executive officers; and

3.	FOR the ratification of the appointment of Deloitte as our independent registered public accounting firm.
If you have returned your signed and completed proxy card and other matters are properly presented at the Annual Meeting for consideration, the proxy holders appointed by our Board (the persons named in your proxy card if you are a stockholder of record) will have the discretion to vote on those matters for you.
10.    What if I am a beneficial owner and do not give voting instructions to my broker?
As a beneficial owner, in order to ensure your shares are voted in the way you would like, you must provide voting instructions to your bank, broker or other nominee by the deadline provided in the materials you receive from your bank, broker or other nominee. Under the rules of the New York Stock Exchange (the “NYSE”), if you do not provide voting instructions to your bank, broker or other nominee, whether your shares can be voted by such person depends on the type of item being considered for vote.
Under the rules of the NYSE, if you hold your shares in street name and do not provide voting instructions to the broker, bank or other nominee that holds your shares, the nominee has discretionary authority to vote on routine matters but not on non-routine matters. If you hold your shares in street name, it is critical that you cast your vote if you want it to count in the election of directors (Proposal 1) and the advisory resolution to approve named executive officer compensation (Proposal 2), which are considered non-routine matters. Only the ratification of the appointment of the independent registered public accounting firm (Proposal 3) is considered a routine matter.
11.    How are broker non-votes and abstentions counted?
A broker non-vote occurs when shares held by a broker are not voted with respect to a particular proposal because the broker does not have authority to vote on the non-discretionary item and has not received voting instructions from its clients.
Broker non-votes, withheld votes and abstentions by stockholders from voting (including brokers holding their clients’ shares of record who cause abstentions to be recorded) will be counted towards determining whether or not a quorum is present. However, because broker non-votes and abstentions are not considered votes “cast” under Delaware law, they will have no effect on the approval of Proposals 1, 2 and 3, except where brokers may exercise their discretion on routine matters, as discussed above.

12.    What constitutes a quorum?
A quorum will be present if holders of a majority of the outstanding shares of our Class A Common Stock entitled to vote at the Annual Meeting are present in person or represented by proxy at the Annual Meeting. Abstentions, broker non-votes and votes withheld are included in the count to determine if a quorum is present.
13.    What can I do if I change my mind after I vote my shares? Can I revoke my proxy?
At any time prior to the completion of voting at the Annual Meeting, you may change your vote either by:

•	giving written notice to our Corporate Secretary revoking your proxy;

•	by submitting a later-dated proxy by telephone or electronically before 11:59 p.m. ET on November 5, 2018;

•	by a later-dated mailed proxy received before the close of the Annual Meeting on November 6, 2018; or

•	by voting online at the Annual Meeting.
14.    Who will count the vote?
Representatives of Broadridge Financial Solutions, Inc. will tabulate the votes and act as inspectors of election.
15.    May I see a list of stockholders entitled to vote as of the Record Date?
A list of registered stockholders as of the close of business on the Record Date will be available for examination by any stockholder for any purpose germane to the meeting during normal business hours at our principal executive offices at the address listed above for a period of at least 10 days prior to the Annual Meeting. During the Annual Meeting, such list will be available for examination at www.virtualshareholdermeeting.com/coty2018.
16.    How do I attend the Annual Meeting virtually?
We will host the Annual Meeting live online. Any stockholder can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/coty2018. The webcast will start at 8:30 a.m. ET. Stockholders may vote and submit questions while attending the Annual Meeting online. You will need the control number included on your Notice or your proxy card (if you received a printed copy of the proxy materials) in order to be able to enter the Annual Meeting. Instructions on how to attend and participate online, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/coty2018. We encourage you to access the meeting prior to the start time to allow ample time to complete the online check-in process.
17.     Why is the Annual Meeting a virtual, online meeting?
As we have done in prior years, our Annual Meeting will be a virtual meeting of stockholders using cutting edge technology, conducted via live webcast. By conducting our annual meeting solely online, we eliminate many of the costs associated with a physical meeting. In addition, we believe that hosting a virtual meeting facilitates stockholder attendance and participation by enabling stockholders to participate from any location around the world and improves our ability to communicate more effectively with our stockholders during the meeting. We have designed the virtual meeting to provide the same rights to participate as you would have at an in-person meeting, including providing opportunities to submit questions during the meeting.
18.    Who will pay the cost of solicitation?
We will pay the cost of soliciting proxies for the Annual Meeting. Proxies may be solicited by our employees and directors, without additional compensation, in person, or by mail, courier, telephone, email or facsimile. We may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of shares held of record by such persons. We may reimburse such brokerage houses, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

19.    How can I access the Notice, Proxy Statement and Annual Report? How can I sign up for electronic delivery of proxy materials?
Our Proxy Statement (including the Notice) and Annual Report are available at materials.proxyvote.com/222070.
These proxy materials are also available in the “Investor Relations” section of our website: www.coty.com within the “Reports & Filings” subsection. Instead of receiving future copies of our Proxy Statement (including Notice) and Annual Report by mail, stockholders can access these materials online. Opting to receive your proxy materials online will save us the cost of producing and mailing documents to your home or business, and will also give you an electronic link to the proxy voting site.
If you hold your shares in a bank or brokerage account, you also may have the opportunity to receive copies of these documents electronically. Please check the information provided in the proxy materials mailed to you by your bank, broker or other nominee regarding the availability of this service.
Any stockholder who would like to receive a copy of our Annual Report, including the related financial statements and financial statement schedules, may obtain one, without charge, by addressing a request to the attention of the Corporate Secretary, Coty Inc., 350 Fifth Avenue, New York, New York 10118. Our copying costs will be charged if copies of exhibits to the Annual Report are requested.

CORPORATE GOVERNANCE
We are committed to good governance practices. Our governance practices seek to ensure that we conduct our affairs in a manner that matches the high standards we have set for our people and products. We believe that good governance builds integrity and trust, strengthens the accountability of our Board, management and employees, promotes the long-term interests of stockholders and allows us to be a good corporate citizen in each of the countries where we do business.
Principles of Corporate Governance and Code of Business Conduct
Our Board has developed corporate governance practices to help it fulfill its responsibilities to stockholders in providing general direction and oversight of management. These practices are set forth in our Principles of Corporate Governance. We also have a Code of Business Conduct (the “Code”) applicable to all our employees, officers and directors, including the Chief Executive Officer (“CEO”), the Chief Financial Officer and other senior officers. These documents and any waivers of provisions of the Code granted to any senior officer or any material amendments to the Code may be found in the “Investor Relations” section of our website: www.coty.com within the “Corporate Governance” subsection under the heading “Governance Documents”. The Principles of Corporate Governance and charters for the Audit and Finance Committee (the “AFC”) and the RNC may be found under the heading “Committees” within the “Corporate Governance” subsection. Stockholders may also contact Investor Relations at 350 Fifth Avenue, New York, New York 10118 or call (212) 389-7300 to obtain hard copies of these documents without charge.
Structure of our Board
Our Amended and Restated Certificate of Incorporation provides that the number of directors will be fixed from time to time by a resolution adopted by our Board, but must not consist of fewer than five or more than 13 directors. Our Board is presently composed of nine directors. In determining the appropriate size and composition of the Board, the Board considers the current and anticipated need for directors with specific qualities, skills, experience and backgrounds (including diversity of ethnicity, gender, nationality and age), the availability of highly qualified candidates, committee workloads and membership needs, and the impact of any anticipated director retirements.
Directors are elected by the stockholders at the annual meeting of stockholders by a plurality of the shares present and voted, which means that the nominees receiving the highest number of affirmative votes will be elected. Unless his or her office is earlier vacated in accordance with our Amended and Restated Bylaws (the “Bylaws”), each director holds office for a one-year term or until his or her successor is duly elected and qualified, or, if earlier, until such director’s death, resignation or removal.

Four directors on our Board are directors or partners of JAB Holding Company S.à r.l. and group companies (which comprises JAB Cosmetics, B.V. (“JABC”)) (collectively, “JAB”). Each of Lambertus Becht, Olivier Goudet and Peter Harf, due to his position as a partner of JAB, may be deemed to have an indirect pecuniary interest in a portion of the shares of our outstanding Class A Common Stock beneficially owned by JAB, and, together with certain other persons, each exercises voting and investment control over the shares of the Company beneficially owned by JAB. Joachim Faber serves as Chairman of the Shareholder Committee of JAB Holding Company S.à r.l., which is a position similar to a director. Each of these directors receives compensation for the services each provides to JAB Holding Company S.à r.l.
Board Leadership
While our Board believes it is important for its chairman to have both a stake in and deep understanding of the Company, our Principles of Corporate Governance permit our Board flexibility in determining whether or not to separate the roles of the Chairman and CEO based upon the circumstances. Our Board determined that, under current circumstances, it is appropriate to separate the roles and has appointed Mr. Becht as the Chairman of our Board. Our Board believes the present structure provides the Company and the Board with strong leadership, continuity of experience and appropriate independent oversight of management.
Committees of Our Board
The standing committees of our Board are the AFC and the RNC. From time to time, when appropriate, ad hoc committees may be formed by our Board.
AFC. The members of the AFC are Sabine Chalmers, Joachim Faber and Robert Singer (Chair). Our Board has determined that Messrs. Singer and Faber are audit committee financial experts, as that term is defined under SEC rules. Our Board has also determined that each member of the AFC meets the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and that each member is financially literate as required by NYSE rules. The AFC has adopted a written charter that describes its primary duties and responsibilities, and the AFC and our Board review its charter each year. The AFC’s primary duties and responsibilities include:

•	monitoring the integrity of our financial reporting process and systems of internal controls regarding finance, accounting, and compliance with our Code and laws and regulations;

•
being responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm and assessing and monitoring the independence and performance of our independent registered public accounting firm and internal audit department;

•	providing an objective, direct communication between our Board, independent registered public accounting firm, management and the internal audit department;

•
reviewing and pre-approving both audit and non-audit services to be provided by our independent registered public accounting firm and establishing policies and procedures for the pre-approval of audit and non-audit services to be provided by the independent registered public accounting firm;

•
meeting to review the audited and quarterly financial statements and discussing these statements with management and our independent registered public accounting firm, including reviewing the Company’s specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K and based on such review and discussion, recommending to the Board as to the approval of the Company’s audited financial statements and if they should be included in the Company’s Annual Report on Form 10-K;

•	establishing procedures for the review, approval and ratification of related person transactions; and

•
reviewing and discussing the Company’s practices with respect to risk assessment and risk management, overseeing and evaluating the Company’s risk management policies in light of the Company’s business strategy, capital strength and overall risk tolerance and periodically evaluating the Company’s cybersecurity and privacy programs and receiving information on cybersecurity and privacy compliance.

RNC. The members of the RNC are Paul S. Michaels and Erhard Schoewel (Chair). Our Board has determined that Messrs. Michaels and Schoewel satisfy the independence criteria for RNC members.

The RNC has adopted a written charter that describes its primary duties and responsibilities, and the RNC and our Board review the RNC’s charter each year. The RNC’s primary duties and responsibilities include:

•
identifying individuals qualified to become Board members (consistent with criteria recommended by the RNC and approved by the Board) and recommending to our Board nominees for election at the annual meeting of stockholders and nominees for each Board committee;

•	reviewing and making recommendations to our Board concerning size, structure, composition and functioning of the Board and its committees;

•	discharging our Board’s responsibilities relating to the remuneration of our senior executives, including our Chief Executive Officer;

•
approving and evaluating our executive remuneration plans, policies and programs and ensuring that these plans, policies and programs enable us to attract and retain exceptional talents and incentivize them to achieve exceptional performance;

•	recommending to our Board the corporate governance principles, annually reviewing them and recommending changes to the Board as appropriate;

•	reviewing and making recommendations to our Board with respect to the remuneration of all directors;

•	assessing the results of the Company’s most recent advisory vote on executive compensation;

•
reviewing and discussing with management the Company’s compensation discussion and analysis and SEC-required disclosures and recommending to the Board based on that review and discussion whether the compensation discussion and analysis should be included in the Company’s Annual Report on Form 10-K and/or proxy statement;

•	preparing the compensation committee report required by SEC rules to be included in the Company’s Annual Report on Form 10-K and/or proxy statement; and

•	overseeing the evaluation of the performance of our Board and management.
Executive Sessions
Our Board meets regularly in executive session without management directors or any members of management. In addition, the independent directors on our Board meet annually in executive session. Generally, the Chairman of our Board serves as Chairman in sessions without management directors or any members of management. Generally, Mr. Faber serves as Chairman in sessions of independent directors.
Board Meetings
Regular meetings of our Board are held at such times as our Board may determine. In addition, special meetings of our Board may be called by the Chairman of our Board, the Vice Chairman, if any, or by a majority of the directors then in office. In fiscal 2018, our Board held five meetings, the AFC held seven meetings and the RNC held six meetings. Each director attended more than 75% of the aggregate of the total number of meetings of the Board (held during the period for which she or he has been a director) and the total number of meetings held by all committees of the Board on which she or he served (during the periods that she or he served).
Our Board and its committees also act from time to time by written consent in lieu of meetings.
Board Qualifications and Membership Criteria
The RNC and the Board believe that a board composed of directors who have diverse personal backgrounds and experiences and who bring a fresh perspective is a priority for the Company. We seek to mix a diverse range of skills, backgrounds and experiences such as leadership, consumer products, international and strategic planning experience; financial and accounting expertise; and corporate governance, governmental policy and regulatory experience. We also value and consider broad diversity for our Board, including ethnicity, gender, nationality and age. The Board conducts an annual self-evaluation process and periodically considers its composition and refreshment in order to effectively align the Board’s mix of skills, experience and attributes with the Company’s business strategy.

Director Nomination Process
The RNC recommends nominees for our Board consistent with the criteria determined by our Board. The RNC will consider nominations from stockholder(s) to the extent the nomination complies with all procedures and includes all information about the candidate(s) required by our Bylaws. Nominations from stockholder(s) that are made in accordance with these procedures and include all required information will be considered by the RNC in accordance with the criteria discussed above and in the same manner as other nominations, and the RNC will present its recommendation to our Board.
Director Independence
We have incorporated in our Principles of Corporate Governance the NYSE’s independence standards for evaluating the independence of each director on our Board. These standards are available in the “Investor Relations” section of our website, www.coty.com within the “Corporate Governance” subsection under the heading “Governance Documents”. Under these standards, a director is considered “independent” if the Board has determined that such director has no material relationship with us or our subsidiaries, either directly or as a partner, stockholder or officer of an organization that has a relationship with us, and will not be considered “independent” if:

•	the director is, or has been within the last three years, our employee, or an immediate family member of the director is, or has been within the last three years, our executive officer;

•
the director has received, or has an immediate family member who has received, during any 12-month period during the last three years, more than $120,000 in direct compensation from us (other than Board and committee fees, and pension or other forms of deferred compensation for prior service, provided such compensation is not contingent in any way on continued service). Compensation received by an immediate family member for service as our employee (other than an executive officer) is not considered for purposes of this standard;

•
(a) the director, or an immediate family member of the director, is a current partner of our internal or external auditor; (b) the director is a current employee of our internal or external auditor; (c) an immediate family member of the director is a current employee of our internal or external auditor who personally works on our audit; or (d) the director, or an immediate family member of the director, was within the last three years (but is no longer) a partner or employee of our internal or external auditor and personally worked on our audit within that time;

•
the director, or an immediate family member of the director, is, or has been within the last three years, employed as an executive officer of another company where any of our present executive officers serves or served at the same time on that company’s compensation committee;

•
the director is a current employee, or an immediate family member of the director is a current executive officer, of a company that has made payments to, or received payments from, us for property or services in an amount that, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of the other company’s consolidated gross revenues; or

•
the director, or the director’s spouse, is an executive officer of a non-profit organization to which we make, or in the past three years have made, payments that, in any single fiscal year, exceeded the greater of $1 million or 2% of the non-profit organization’s consolidated gross revenues.

Our Board has determined that each of the following directors satisfies our independence standards and the independence standards of the NYSE: Ms. Chalmers and Messrs. Faber, Goudet, Harf, Michaels, Schoewel and Singer. Our Board determined that Mr. Becht does not qualify as independent due to compensation he received from the Company in 2017 as described in more detail under “Director Compensation”. Our Board also determined that Mr. Pane does not qualify as independent due to his position as our CEO.
In addition, our Board has determined that each of Ms. Chalmers and Messrs. Faber, Michaels, Schoewel and Singer are independent under Rule 10A-3 under the Exchange Act, satisfy the NYSE independence criteria applicable to members of compensation committees and each is considered a “non-employee director” under Rule 16b-3 of the Exchange Act.

Communications with our Board
Stockholders, employees and other interested parties may communicate with any or all of our directors, including our non-management directors as a group, by writing to such director(s) at c/o Board of Directors, Coty Inc., 350 Fifth Avenue, New York, New York 10118, Attention: Corporate Secretary. Each communication should specify the applicable director(s) to be contacted, the general topic of the communication, and the number of shares of our Class A Common Stock owned of record (if a record holder) or beneficially. Our Corporate Secretary will initially receive and process communications before forwarding them to the applicable director(s), and generally will not forward a communication that is unrelated to the duties and responsibilities of the director(s), including communications our Corporate Secretary determines to be primarily commercial in nature, is related to an improper or irrelevant topic, or is a request for general information about the Company or our products. In addition, communications that are unduly hostile, threatening, illegal, or similarly unsuitable will be excluded, with the provision that any communication that is so filtered will be made available to any director upon any such director’s request.
Our Board’s Role in Risk Oversight
Our Board oversees, with management, the various risks we face. Our Board and management consider risks in all facets of the Company, our business strategy and our overall business.
Our Board dedicates a portion of one meeting each year to evaluating and discussing risk, risk mitigation strategies and the Company’s internal control environment. At this meeting, our Board considers an enterprise risk management analysis. Topics examined in the enterprise risk management analysis include, but are not limited to, strategic, operational, financial and compliance risks. Our Board’s risk oversight also includes a comprehensive annual review of our strategic plan. Because overseeing risk is an ongoing process and inherent in our strategic decisions, our Board also receives input from senior management and considers risk at other times in the context of specific proposed actions.
In addition to our Board’s risk oversight responsibility, the Board’s committees are also charged with overseeing risks within their areas of responsibility and reviewing with the Board significant risks identified by management and management’s response to those risks. The AFC is responsible for oversight of accounting, auditing and financial-related risks, as well as the Company’s compliance program and its cybersecurity and privacy programs. The RNC is responsible for overseeing the management of legal and regulatory risks as they relate to the Company’s corporate governance structure and processes, as well as risks related to our employee compensation policies and practices. In fiscal 2018, the RNC reviewed our compensation policies and practices to determine whether they encouraged excessive or inappropriate risk taking. Following such evaluation, the RNC determined that our compensation policies and practices do not encourage excessive or inappropriate risk taking that could result in a material adverse effect on us.
While our Board oversees risk, management is responsible for assessing and managing risk on a day-to-day basis. Certain departments, such as treasury, legal and internal audit, our compliance function, and individuals within other departments, focus on specific risks associated with different aspects of our business, from regulatory, environmental and financial risks to commercial and strategic risks. Senior members of management responsible for risk management report regularly to the AFC or the Board as appropriate.
Board Attendance at the Annual Meeting
We expect directors to attend the Annual Meeting absent unusual circumstances. All of the directors on our Board at the time of the Annual Meeting of Stockholders in 2017 attended the Annual Meeting.
Compensation Committee Interlocks and Insider Participation
Messrs. Michaels and Schoewel served on the RNC during fiscal 2018 and each is considered an independent and “non-employee” director. None of the members of the RNC who served during fiscal 2018 is or was an employee during fiscal 2018, or is or within the last three years has been an officer of our Company. None of our executive officers has served during fiscal 2018 on the board of directors of another public company with executive officers who serve as members of the RNC.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Consent Agreement to Tax Matters Agreement
In connection with the acquisition of the P&G Beauty Business, we entered into a tax matters agreement, dated as of October 1, 2016, with The Procter and Gamble Company (“P&G”) and certain of their and our subsidiaries (the “Tax Matters Agreement”), which, for the two year period ending October 1, 2018, governs the parties’ respective rights, responsibilities and obligations with respect to tax liabilities and attributes, efforts to protect the intended tax-free treatment of the P&G Beauty Business transaction and certain other transactions, the preparation and filing of tax returns, the control of audits, reviews, examinations or other tax proceedings and other matters regarding taxes.
We are party to a consent agreement with JAB Holding Company S.à r.l., JABC and P&G whereby P&G has consented under the Tax Matters Agreement to the purchase by JABC of shares of our Class A Common Stock in certain open market transactions and JAB Holding, JABC and the Company have agreed to indemnify P&G for any taxes resulting from such purchases or due to breach of the consent agreement.
Consulting Services
Our subsidiary, Beamly, has entered into service agreements with affiliates of JAB for the provision of digital media services on customary market terms. Aggregate fees under these arrangements total approximately $250,000. We expect that Beamly will enter into additional arrangements for such services from time to time on similar terms, subject to AFC approval.
We have engaged certain affiliates of JAB to provide us with certain marketing technology services on customary market terms. Aggregate fees under these arrangements total approximately $1,700,000. We expect to enter into additional arrangements for such services from time to time on similar terms, subject to AFC approval.
Review, Approval or Ratification of Transactions with Related Persons
Our Board has adopted a written policy regarding the approval or ratification of “related person transactions”. A related person transaction is one in which we or any of our subsidiaries participate, in which the amount involved since the beginning of our last completed fiscal year exceeds $120,000 and in which a “related person” has or will have a direct or indirect interest, other than solely as a result of being a director of, or, together with all other related persons, a less than 10% beneficial owner of an equity interest in another entity, or both. “Related persons” are the following persons and their immediate family members: our directors, director nominees, executive officers and stockholders beneficially owning more than 5% of our outstanding Class A Common Stock. Under this policy, the AFC reviews and approves, disapproves or ratifies related person transactions, other than those in which the chair of the AFC may have an interest, in which case, the Chairman of the Board will review the transaction. In determining whether or not to approve a related person transaction, the AFC takes into account, among other factors it deems appropriate, whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction. If advance approval by the AFC is not possible, then a related person transaction may be considered and subsequently ratified, if appropriate, by the AFC. The chair of the AFC may pre-approve or ratify related person transactions in which the aggregate amount involved is expected to be less than $1 million. The chair reports to the AFC each transaction so approved or ratified. If a related person transaction will be ongoing, the AFC may establish guidelines for our management to follow in its ongoing dealings with the related person, after which such related person transaction will be reviewed on an annual basis for guideline compliance and ongoing appropriateness.

The related party transaction policy adopted by the AFC pre-approves the following types of related person transactions:

•	certain types of executive officer compensation;

•	compensation paid to a director if required to be reported under Item 402 of the SEC’s compensation disclosure requirements;

•
any transaction with another company to which a related person’s only relationship is as an employee (other than an executive officer) if the amount involved does not exceed the greater of $1 million or 2% of that company’s total annual revenue;

•
any charitable contribution, grant, or endowment by us to a charitable organization, foundation, or university to which a related person’s only relationship is as an employee (other than an executive officer) if the amount involved does not exceed the lesser of $1 million or 2% of the charitable organization’s total annual receipts;

•	any related person transaction where the related person’s interest arises solely from the ownership of our Class A Common Stock and in which all stockholders receive proportional benefits; and

•	any related person transaction in which the rates or charges involved are determined by competitive bids.
A director who is a related person with respect to a transaction may not participate in the discussion or approval of the transaction, except that the director will provide all material information concerning the related person transaction to the AFC. Each transaction described above was approved or ratified under our related person transaction policy.
PROPOSAL NO. 1
ELECTION OF DIRECTORS
The election of nine directors is proposed by our Board, each director to hold office, in accordance with our Amended and Restated Certificate of Incorporation and Bylaws, until the next annual meeting or until his or her successor is duly elected and qualified. All nominees are currently serving as directors of the Company.
The nominees are Lambertus J.H. Becht, Sabine Chalmers, Joachim Faber, Olivier Goudet, Peter Harf, Paul S. Michaels, Camillo Pane, Erhard Schoewel and Robert Singer.
Proposal: Election of each nominee for director.
Recommendation: The Board recommends a vote FOR the election of each nominee for director.
Vote Required: Election of each nominee for director requires a plurality of the votes cast.
Director Nominees

Name	Age	Director Since
Lambertus J.H. Becht	62	2011
Sabine Chalmers	53	2017
Joachim Faber	68	2010
Olivier Goudet	53	2013
Peter Harf	72	1996
Paul S. Michaels	66	2015
Camillo Pane	48	2016
Erhard Schoewel	69	2006
Robert Singer	66	2010
We believe that each of the director nominees is well-qualified to serve on our Board and offers significant individual attributes and contributions important to our Board’s overall composition and functioning. The following biographical summaries provide details of their skills and experience:
Lambertus J.H. Becht joined the Board as Chairman in 2011 and served as the Company’s interim CEO from September 2014 until October 2016. He is a Partner and Chairman of JAB Partners LLP. He also serves as the Chairman of the Board of Keurig Dr Pepper Inc. and Jacobs Douwe Egberts B.V. He is also a Director of Panera Holdings Corp., Krispy Kreme Doughnuts, Inc., Peet’s Coffee & Tea, LLC and Caribou Coffee Company, Inc. (being the parent company of Einstein Noah Restaurant Group, Inc.). His prior experience includes serving as the Chief Executive Officer of Reckitt Benckiser Group plc, a leading global consumer goods company in the field of household cleaning and health and personal care, and predecessor companies from 1995 to 2011. Mr. Becht holds a Master of Business Administration degree from the University of Chicago Booth School of Business and a Bachelor of Arts degree in Economics from the University of Groningen in the Netherlands.
As our former interim CEO, Mr. Becht has intimate knowledge of our business and operations and brings a valuable perspective to the Board. He also has many years of experience at publicly traded and private companies in the consumer products industry, including executive, operating, marketing, finance and international business experience, and was Chief Executive Officer of Reckitt Benckiser. In addition, Mr. Becht has significant experience overseeing transformational mergers and integration. In light of his background and experience, we believe Mr. Becht is also well qualified to serve as Chairman of our Board.
Sabine Chalmers joined the Board in 2017. Ms. Chalmers has served as Group General Counsel of BT Group plc, a U.K. telecommunications services company, since April 2018. Prior to that, she served as Chief Legal Officer and Secretary to the Board of Directors of Anheuser-Busch InBev SA/NV (formerly, InBev SA), a beer and brewery company, from December 2004. Ms. Chalmers joined Anheuser-Busch InBev SA/NV from Diageo plc, where she held a number of senior legal positions in various geographies from 1993, including General Counsel of its U.S. and Latin American businesses. Prior to Diageo, Ms. Chalmers was an Associate at the law firm of Hogan Lovells in London, specializing in mergers and acquisitions and in commercial property transactions. She also served as the Chair of Association of Corporate Counsel from October 2015 to January 2017 and served on its Board of Directors since October 2005. In addition, Ms. Chalmers is a member of the Board of Trustees of the Royal National Theatre London. Ms. Chalmers qualified as a Solicitor in England and is a Member of the New York State Bar. She holds an L.L.B from the London School of Economics.
Ms. Chalmers brings to our Board significant experience working with global brands in the consumer products industry and overseeing transformational mergers and integration, supplemented by extensive international legal and transactional experience, as well as expertise in corporate governance issues, policies and best practices.
Joachim Faber joined the Board in 2010. Mr. Faber is also the Chairman of the Supervisory Board of Deutsche Börse AG, Frankfurt and Chairman of the Shareholder Committee of JAB Holding Company S.à r.l. Mr. Faber was a member of the board of HSBC Holdings PLC, London from March 2012 until April 2018 and a member of the Supervisory Board of OSRAM Licht AG and the Chairman of its audit committee until June 2014 and a member of the board of Allianz S.A., Paris until March 2017. Until 2011, Mr. Faber served as the Chief Executive Officer of Allianz Global Investors, a global asset management company, and a member of the management board of Allianz SE in Munich. Prior to joining Allianz in 1997, he worked for 14 years in various positions for Citicorp in Frankfurt and London. He was nominated to the Corporate Governance Codex Commission in September 2013. He serves on the board of German Cancer Aid in Bonn and the European School for Management and Technology in Berlin. Mr. Faber graduated from the University of Bonn with a degree in Law. He received his PhD degree from the Postgraduate National School of Public Administration Speyer, Germany after completing his research at the Sorbonne University in Paris.
Mr. Faber brings to our Board more than 25 years of experience in the banking and finance industries, as well as deep financial expertise and significant experience running a large corporation with multinational operations, including as Chief Executive Officer of Allianz.
Olivier Goudet joined the Board in 2013. Mr. Goudet is a Partner and Chief Executive Officer of JAB Holding Company S.à r.l. (“JAB”), a position he has held since 2012. He serves as Chairman of the Board of Anheuser-Busch InBev SA/NV, Peet’s Coffee & Tea, LLC and Krispy Kreme Doughnuts, Inc. He is also a Director of Jacobs Douwe Egberts B.V., Keurig Dr Pepper Inc., Panera Holdings Corp., Caribou Coffee Company, Inc. (being the parent company of Einstein Noah Restaurant Group, Inc.) and Espresso House Holding AB. He is the former Executive Vice President and Chief Financial Officer of Mars, Incorporated and served as an independent advisor to the Mars, Incorporated Board of Directors. Mr. Goudet began his career at Mars, Incorporated, serving on the finance team of its French business and held several senior executive positions at the VALEO Group, including Group Finance Director. Mr. Goudet holds a Degree in Engineering from l’Ecole Centrale de Paris and graduated from the ESSEC Business School in Paris with a major in Finance.
Mr. Goudet brings to our Board extensive financial expertise and senior executive experience, including experience in strategic planning and leadership of complex organizations, as well as significant governance and oversight experience attained through his tenure as a director of several public companies. In addition, Mr. Goudet has significant experience overseeing transformational mergers and integration.
Peter Harf joined the Board in 1996. Mr. Harf served as Chief Executive Officer of the Company from 1993 to 2001 and as Chairman of the Board from 2001 to 2011 and Chair of the RNC from 2011 until December 2016. He is a Senior Partner of JAB, having joined JAB in 1981, and Chief Executive Officer of Lucresca SE and Agnaten SE,

privately-owned holding companies affiliated with JAB. He also serves as Chairman of the Board of Espresso House Holding AB. He is also a Director of Jacobs Douwe Egberts B.V., Keurig Dr Pepper Inc., Panera Holdings Corp., Krispy Kreme Doughnuts, Inc., Peet’s Coffee & Tea, LLC and Caribou Coffee Company, Inc. (being the parent company of Einstein Noah Restaurant Group, Inc.). He is also co-founder and Executive Chairman of Delete Blood Cancer DKMS. Previously, he served as Deputy Chairman of Reckitt Benckiser and Chairman of Anheuser-Busch InBev SA/NV. Mr. Harf holds a Master of Business Administration degree from Harvard Business School and a Diploma and a Doctorate in Economics from the University of Cologne in Germany.
As our former Chief Executive Officer, Mr. Harf has intimate knowledge of our business and operations and brings a valuable perspective to the Board. In addition, Mr. Harf brings to our Board more than 30 years of experience in our industry, including executive, operating, strategic planning and international business experience.
Paul S. Michaels joined the Board in 2015. He also has served as a Director of Krispy Kreme Doughnuts Corporation since August 2017 and Keurig Dr Pepper Inc. since July 2018. Prior to joining our Board, Mr. Michaels served as the President of Mars, Incorporated, a manufacturer of food products and parent company of William Wrigley Jr. Co., from January 2004 to January 2015. Mr. Michaels began his career at P&G and later moved to Johnson & Johnson, where he spent 15 years building many of the company’s flagship brands. Mr. Michaels holds a Bachelor of Arts from the University of Notre Dame.
Mr. Michaels brings to our Board senior executive leadership experience as well as demonstrated expertise and creativity in launching, building and supporting global brands in the consumer products industry.
Camillo Pane joined the Board in 2016. He has served as the Company’s Chief Executive Officer and a member of the Company’s Executive Committee since October 2016. Prior to that, he served as Executive Vice President, Category Development from July 2015. Prior to joining the Company, Mr. Pane spent 20 years with Reckitt Benckiser Group plc, where he held numerous high profile international marketing and general management roles throughout his career, in both developed and emerging markets, most recently as Senior Vice President, Global Category Officer Consumer Health from July 2011 until July 2015. Mr. Pane holds a degree in business administration from the University of Bocconi in Milan.
As both Chief Executive Officer and a director, Mr. Pane provides valuable perspective and promotes unified leadership and direction for both the Board and management. Mr. Pane brings to our Board many years of experience in the consumer products industry, including marketing, management and international business experience. We believe these experiences, along with his creativity in working with global brands, are advantageous to us and benefit the Board with respect to his ability to identify, understand and address challenges and opportunities we face.
Erhard Schoewel joined the Board in 2006, and serves as the Chair of the Remuneration and Nomination Committee. From 1999 to 2006, he was Executive Vice President responsible for Europe at Reckitt Benckiser plc. From 1979 to 1999, he held positions of increasing responsibilities at Benckiser. Prior to that, he worked for PWA Waldhof. In 2012, Mr. Schoewel was elected to the Supervisory Board of the Jahr Holding GmbH & Co. KG in Hamburg, Germany. In 2018, he became a member of the advisory board of Medoderm GmbH. From 2007 to 2015, he was Chairman of Birdseye Iglo Ltd London and a director of Phorms SE Berlin. Mr. Schoewel received a Diplom-Kaufmann degree from University of Pforzheim.
Mr. Schoewel brings to our Board extensive experience in the consumer products industry, including executive, operating and international business experience, as well as governance and advisory experience from serving on the boards of other companies.
Robert Singer joined the Board in 2010, and serves as Chair of the Audit and Finance Committee. From 2006 to 2009 he served as Chief Executive Officer of Barilla Holding S.p.A., an Italian food company, and before that he served as the President and Chief Operating Officer of Abercrombie and Fitch Co. from 2004 until 2005. He served as Chief Financial Officer of Gucci Group N.V. from 1995 to 2004. Mr. Singer started his career at Coopers & Lybrand in 1977. Mr. Singer also served as a director of Gianni Versace S.p.A. from 2009 to December 2016 and served as a director of Mead Johnson Nutrition from 2009 to June 2017. He also serves as a director and chair of the audit committees of Tiffany & Co. since 2012, Keurig Dr. Pepper Inc. since July 2018 and Panera Bread Company since September 2017 and provides similar services to certain private companies affiliated with JAB. Mr. Singer served as a senior advisor to CCMP Capital Advisors, LLC from 2011 to January 2016. He also served as Chairman of the audit committee of Jimmy Choo PLC from September 2014 to 2017. He received a Bachelor of Arts Humanities degree from Johns

Hopkins University, a Master of Arts degree in Comparative Literature from University of California, Irvine and graduated from New York University with a Master of Science in Accounting.
Mr. Singer brings to our Board many years of operating, financial and executive experience, including in the fashion industry. Mr. Singer has significant public company board and audit committee experience and extensive risk management experience.
Director Compensation
The following summary describes compensation paid to directors in fiscal 2018.
Annual Cash Compensation for Board Service
In fiscal 2018, each non-employee director except the Chairman of our Board (“Chairman”) and the Chair of each of the AFC and RNC was entitled to receive a cash retainer fee of $100,000 annually, payable in November. The Chairman was entitled to receive a cash retainer fee of $400,000 annually and the Chair of the AFC and RNC were each entitled to receive a cash retainer fee of $130,000 annually. In fiscal 2018, Mr. Becht served as Chairman, Mr. Singer served as Chair of the AFC and Mr. Schoewel served as Chair of the RNC.
Annual Restricted Stock Unit Grant
Each non-employee director except the Chairman is entitled to receive an annual grant of 10,000 restricted stock units (“RSUs”) under the 2007 Stock Plan for Directors. The Chairman is entitled to receive an annual grant of 30,000 RSUs. RSUs vest on the fifth anniversary of the grant date, subject to acceleration upon termination of service due to retirement, death or disability or upon a change in control and upon termination of service for any other reason if such termination occurs at least one year after the grant date. Each RSU represents the right to receive one share of the Company’s Class A Common Stock upon vesting.
Management Directors
Directors who are currently our employees generally receive no additional compensation for service on our Board. Mr. Pane is the only management director on our Board and did not receive additional compensation for his service as director.
Reimbursement of Expenses
Directors are reimbursed for reasonable expenses (including costs of travel, food and lodging) incurred when attending Board, committee and stockholder meetings. Directors are also reimbursed for other reasonable expenses relating to their service on our Board, such as expenses incurred during visits to our offices and facilities.
Non-Employee Directors Compensation for Fiscal 2018
The following table sets forth compensation information for our non-employee directors in fiscal 2018.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)	Total ($)
Lambertus J.H. Becht	400,000	504,600	—	904,600
Sabine Chalmers	100,000	202,748	—	302,748
Joachim Faber	100,000	168,200	—	268,200
Olivier Goudet	100,000	168,200	—	268,200
Peter Harf	100,000	168,200	—	268,200
Paul S. Michaels	100,000	168,200	—	268,200
Erhard Schoewel	130,000	168,200	—	298,200
Robert Singer	130,000	168,200	—	298,200

(1)	Amounts represent annual cash compensation for service as a director, Chairman or AFC or RNC Chair, as applicable.

(2)
Amounts represent the grant date fair value of RSUs issued to non-employee directors on November 15, 2017 calculated in accordance with FASB ASC Topic 718. See Note 22, “Share-Based Compensation Plans” in the notes to our Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended June 30, 2018 for certain assumptions used to calculate the valuation. Ms. Chalmers earned 2,054 RSUs as pro rated compensation for her service as a director during fiscal year 2017, which were awarded in November 2017 and included in the Stock Awards total in the table.

(3)
Presented below are the aggregate number of shares of Class A Common Stock underlying RSUs or phantom units and Class A Preferred Stock (exchangeable for Class A Common Stock or cash) held by the non-employee directors as of June 30, 2018.

Name	Total Number of Shares of Class A Common Stock Underlying RSUs Outstanding as of June 30, 2018		Total Number of Shares of Class A Common Stock Underlying Stock Options Outstanding as of June 30, 2018
Lambertus J.H. Becht	150,000	(1)	1,000,000	(2)
Sabine Chalmers	12,054		—
Joachim Faber	50,000		—
Olivier Goudet	50,000		—
Peter Harf	50,000		—
Paul S. Michaels	30,685		—
Erhard Schoewel	50,000		—
Robert Singer	50,000		—

(1)
Excludes 49,432 and 300,000 phantom units awarded to Mr. Becht on December 1, 2014 and July 21, 2015, respectively, in each case, outside the ELTIP, in consideration of Mr. Becht’s increased responsibilities at the time as interim CEO. Upon vesting, one share of Class A Common Stock will be issued for each phantom unit. The phantom units vest on the earlier of the fifth anniversary of the grant date and Mr. Becht’s death or disability or a change in control of the Company.

(2)
As previously reported, on March 27, 2017, in his capacity as a non-employee director, Mr. Becht purchased a 1,000,000 share grant of Series A Preferred Stock, par value $0.01 per share, for an aggregate purchase price of $10,000 to compensate him for services performed in connection with closing the acquisition of the P&G Beauty Business, aiding with the transition of the new chief executive officer into his role and integrating the P&G Beauty Business. Under the terms provided in the subscription agreement, the Series A Preferred Stock vested immediately on the date of grant and may be exchanged for the fair market value per share of our Class A Common Stock on the date of exchange less the sum of the fair market value per share of our Class A Common Stock on the original issue date of the Series A Preferred Stock and $3.50 (the “Preferred Net Value”) on the earlier of the fifth anniversary of the grant date (March 27, 2022) and Mr. Becht’s death or disability. At our sole election, Mr. Becht may receive the Preferred Net Value in cash or, if approved by our stockholders, in shares.

EXECUTIVE OFFICERS
Executive Officers
The following table sets forth certain information concerning our executive officers as of September 19, 2018. Information regarding Mr. Pane is set forth above under “Proposal No. 1: Election of Directors—Director Nominees”.

Name	Age	Position Held
Camillo Pane	48	Chief Executive Officer
Ayesha Zafar	61	Interim Chief Financial Officer and Senior Vice President, Group Controller
Esra Erkal-Paler	48	Chief Global Corporate Affairs Officer
Sébastien Froidefond	50	Chief Human Resources Officer
Edgar Huber	56	President, Luxury
Laurent Kleitman	52	President, Consumer Beauty
Greerson G. McMullen	56	Chief Legal Officer, General Counsel and Secretary
Sylvie Moreau	47	President, Professional Beauty
Daniel Ramos	45	Chief Scientific Officer
Mario Reis	59	Chief Global Supply Officer
Ayesha Zafar has served as Interim Chief Financial Officer since September 15, 2018, in addition to serving as Senior Vice President, Group Controller since May 2016. In this position, Ms. Zafar oversees the Company’s finance organization and is our principal accounting officer responsible for overseeing various activities including financial reporting systems of internal control and other compliance programs. Prior to her appointment in May 2016, Ms. Zafar served as Vice President Controller of The Hertz Corporation, a car rental business, since January 2013 and as Controller from March 2012 to January 2013. Ms. Zafar brings 30 years of finance experience in international companies across consumer goods, including Campbell Soup Company, PepsiCo, Inc. and Colgate-Palmolive Company, as well as pharmaceuticals and publishing. Ms. Zafar is a Certified Public Accountant. Ms. Zafar holds a Bachelor of Science degree in Accounting from Excelsior College.
Esra Erkal-Paler has served as Chief Global Corporate Affairs Officer since May 2018 and is a member of our Executive Committee.  Ms. Erkal-Paler leads our global internal and external communications strategies and responsible growth program. Prior to joining the Company in May 2018, Ms. Erkal-Paler spent seven years at AstraZeneca, a global biopharmaceuticals company, most recently as the Global Head of External Communications and, before that, as the Executive Director of the Advertising Standards Authority in charge of Policy, Public Affairs and Communications. Prior to that, she lead internal and external communications and  public and industry affairs in the UK and Ireland for more than six years at L’Oréal Group. Before joining L’Oréal Group, Ms. Erkal-Paler was the Head of Corporate Affairs for Unilever’s home and personal care division. She has over 20 years of strategic communication and corporate affairs experience spanning the beauty, consumer goods, healthcare and regulatory sectors and currently serves as the Trustee and Chairman of the British Skin Foundation, the leading skin health research charity. Ms. Erkal-Paler holds a Bachelor of Arts degree with honors from University of Sussex.
Sébastien Froidefond has served as Chief Human Resources Officer since August 2015 and is a member of our Executive Committee. Mr. Froidefond leads our worldwide human resources department and oversees all global leadership development initiatives. Prior to joining the Company in August 2015, Mr. Froidefond was Chairman of N-Spire S.A.S. and Human Resources Vice President for the Global Consumer Healthcare division of Sanofi, a global biopharmaceuticals company. From 2001 until his appointment as Sanofi’s Human Resources Vice President, Mr. Froidefond served in various roles of increasing responsibility within Sanofi’s human resources functions in the United Kingdom, Latin America, Africa, Turkey, the Middle East, Eurasia and South Asia. He has over 20 years of experience in building and leading world class human resources organizations at country, regional and global levels. Mr. Froidefond holds a Master in Economics from Université Paris X and an advanced degree in consulting from Institut Supérieur de Gestion.
Edgar O. Huber has served as President, Luxury since October 2016 and is a member of our Executive Committee. Mr. Huber oversees our Luxury division globally and is responsible for brand performance across all regions and distribution channels including travel retail. Prior to serving in this position, Mr. Huber served as President, Global Markets from November 2015 to October 2016 during which he oversaw sales execution and steered our business according to specific consumer and retailer needs and priorities. Prior to joining the Company, Mr. Huber was Director, President and Chief Executive Officer of Lands’ End, Inc., a leading global apparel retail brand, from 2011 until 2015. He served as President and Chief Executive Officer of the Juicy Couture Division of Liz Claiborne, Inc., from September 2008 until January 2011. He has over 15 years of service in a number of senior roles at L’Oréal, S.A. and he was a key account and brand manager for Mars, Incorporated. Mr. Huber holds a Bachelor of Arts degree from the Handelsakademie Innsbruck/Telfs, Austria and a Masters of Business Administration from the Wirtschaftsuniversität Wien (Vienna University of Economics and Business), Austria. Mr. Huber has also completed the International Management Program at HEC (Haute Etudes Commerciales) in Jouy-en-Josas, France, and the CEDEP (General Management Program) at INSEAD in Fontainebleau, France.
Laurent Kleitman has served as President, Consumer Beauty since May 2017 and is a member of our Executive Committee. Mr. Kleitman oversees our Consumer Beauty division globally and is responsible for brand performance across all regions and distribution channels. Prior to joining the Company, Mr. Kleitman held various roles at Unilever, a global consumer goods company, most recently serving as Executive Vice President Global Hair Care at Unilever from October 2015 to May 2017. Prior to this role, Mr. Kleitman served as CEO Unilever Russia Ukraine Belarus from October 2013 to September 2015 and Senior Vice President Unilever / CEO Kalina from April 2012 to September 2013. Mr. Kleitman holds a Bachelor of Arts degree in Business Administration from NEOMA Business School in Reims, France.
Greerson G. McMullen has served as Chief Legal Officer, General Counsel and Secretary since October 2016 and is a member of our Executive Committee. He is responsible for overseeing the Company’s legal affairs worldwide.  Prior to joining the Company, Mr. McMullen worked at Schweitzer-Mauduit International Inc., an international papers and materials engineering company, since May 2013, where he acted as Executive Vice President, Strategy and Licensing, General Counsel and Secretary (holding the Strategy and Licensing title since March 2016). Prior to this, he served as Senior Vice President, General Counsel, Government Affairs and Secretary of The ServiceMaster Company, LLC, a residential services company, from 2007 to May 2013 (holding the Government Affairs title since March 2010). Prior to this, Mr. McMullen was a general counsel within General Electric for almost eight years and worked in private practice before then. Mr. McMullen brings over 25 years of legal experience. Mr. McMullen received a juris doctor from the University of Virginia School of Law and a Bachelor of Science degree in Foreign Service from Georgetown University.
Sylvie Moreau has served as President, Professional Beauty since October 2016 and is a member of our Executive Committee. In her role, Ms. Moreau oversees our Professional Beauty division globally and is responsible for brand performance across all regions and distribution channels. Prior to October 2016, Ms. Moreau was with P&G since 1994 and served as Executive Vice President of Wella, the salon professional division of P&G. Ms. Moreau has over 22 years of experience in a variety of positions in local, regional and international roles within P&G. Ms. Moreau holds a Master of International Business from NHH Bergen Norway and a Master of Business Administration from ESSEC Business School of Cergy Pontoise, France.
Daniel Ramos has served as Chief Scientific Officer since September 2017 and is a member of our Executive Committee. He is responsible for all scientific affairs and global regulatory affairs, as well as our global consumer affairs team. Mr. Ramos has over 20 years of international consumer goods research and development experience. Prior to joining Coty, Mr. Ramos served as Chief Science Officer of Revlon, a global beauty company, from July 2015 to January 2017. Prior to Revlon, Mr. Ramos held various roles at Reckitt Benckiser from August 2011 to June 2015, most recently as Vice President, R&D Health Care. He received an Engineer’s degree, Chemical Engineering from Universidad Simon Bolivar and an Master of Business Administration from Universidad Metropolitana.
Mario Reis has served as Chief Global Supply Officer since May 2014 and is a member of the Coty Executive Committee. In his role, he oversees our fully integrated, end-to-end supply chain including initiative management, procurement, manufacturing and warehousing and distribution. Mr. Reis brings diversified experience in supply chain and commercial fields with more than 30 years of experience as a business leader and supply chain expert. Prior to joining the Company in this position in May 2014, Mr. Reis built his career at Groupe Danone, a global food and beverage company, where he held several senior executive positions within Worldwide Operations from 1996 to 2014. Most recently, Mr. Reis served as Managing Director of Groupe Danone South Africa from 2009 until 2014. Mr. Reis worked at Mars, Incorporated and Bain & Co. in various business roles of increasing responsibility from 1986 to 1996. Mr. Reis holds a Master of Business Administration degree from INSEAD and a Bachelor of Science degree with Honors from the University of Manchester, U.K.
Each executive officer serves for a one-year term ending at the next meeting of our Board at which executive officers are elected or, if earlier, his or her death, resignation or removal, subject to his or her applicable employment agreement.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table shows the number of shares of our Class A Common Stock beneficially owned as of August 31, 2018, by (i) each person who is known by us to own beneficially more than 5% of our Class A Common Stock, (ii) each member of our Board of Directors, (iii) each named executive officer, as identified below, and (iv) all current directors on our Board and executive officers, as a group. A person is a “beneficial owner” of a security if that person has or shares voting or investment power over the security or if that person has the right to acquire sole or shared voting or investment power over the security within 60 days. Unless otherwise noted, these persons, to our knowledge, have sole voting and investment power over the shares listed.
Applicable percentage ownership is based on 750,804,022 outstanding shares of Class A Common Stock as of August 31, 2108.
In computing the number of shares of Class A Common Stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of Class A Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of August 31, 2018 and subject to RSUs and phantom stock units that are vested but not settled or that are going to vest and are expected to settle within 60 days of August 31, 2018. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Class A Common Stock Beneficially Owned
Name of Beneficial Owner	Shares(1)%
JAB Cosmetics B.V.	292,708,041	(2)	39.0
FMR LLC	53,703,140	(3)	7.2
Massachusetts Financial Services Company	106,417,530	(4)	14.2
The Vanguard Group, Inc.	48,451,627	(5)	6.5
Wellington Management Group LLP	44,619,939		5.9
Lambertus J.H. Becht	1,049,186	(6)	*
Camillo Pane	336,142	(7)	*
Patrice de Talhouët	207,297		*
Edgar Huber	163,570		*
Laurent Kleitman	232,000	(8)	*
Daniel Ramos	116,515	(9)	*
Sabine Chalmers	—		*
Joachim Faber	213,068		*
Olivier Goudet	16,666		*
Peter Harf	4,619,719	(10)	*
Paul S. Michaels	—		*
Erhard Schoewel	371,473		*
Robert Singer	180,000		*
All Directors and Executive Officers as a Group (19 persons)	8,689,289	(11)	1.2

*	Less than one percent

(1)
Includes shares of Class A Common Stock subject to Stock Options or matching Elite Stock Options (as defined below) that are currently exercisable or exercisable within 60 days of August 31, 2018, and RSUs or phantom stock units, if any, that are vested but not settled or that will vest and are expected to settle within 60 days of August 31, 2018. The RSUs issued to the non-employee directors as compensation, and shown in footnote 3 to the Non-Employee Directors Compensation for Fiscal 2018 table above, represent the right to receive shares of Class A Common Stock after termination of service as a member of the Board and thus may be deemed to be beneficially owned by such non-employee directors. These shares are not included in the “Shares” column.

(2)
Based solely on a Schedule 13G/A filed on February 14, 2018 and Form 4 filed on August 28, 2018. Lucresca SE (“Lucresca”), Agnaten SE (“Agnaten”), each of which is a company with its registered seat in Austria, and JAB Holdings B.V., a Netherlands corporation, indirectly have shared voting and investment control over the shares held by JAB Cosmetics B.V., a Netherlands corporation. JAB Cosmetics B.V. is a direct subsidiary of JAB Holdings B.V. and an indirect subsidiary of Agnaten and Lucresca. Lucresca and Agnaten are each controlled by Renate Reimann-Haas, Wolfgang Reimann, Stefan Reimann-Andersen and Matthias Reimann-Andersen, who with Peter Harf, Bart Becht and Olivier Goudet exercise voting and investment authority over the shares held by JAB Cosmetics B.V. Lucresca, Agnaten, and JAB Cosmetics B.V. disclaim the existence of a “group” and disclaim beneficial ownership of these securities except to the extent of a pecuniary interest therein. The address of Lucresca and Agnaten is Rooseveltplatz 4-5/Top 10, 1090 Vienna, Austria and the address of JAB Cosmetics B.V. and JAB Holdings B.V. is Oosterdoksstraat 80, NL 1011 DK Amsterdam, The Netherlands.

(3)
Based solely on a Schedule 13G/A filed on February 13, 2018. Represents shares of Class A Common Stock beneficially owned by FMR LLC. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC, and she, together with members of her family may be deemed a controlling group with respect to FMR LLC. FMR LLC has sole voting power over 9,882,256 shares and FMR LLC has sole dispositive power over 53,703,140 shares. The address for FMR LLC and Abigail P. Johnson is 245 Summer Street, Boston, Massachusetts 02210.

(4)
Based solely on Schedule 13G/A filed on February 9, 2018. Represents shares of Class A Common Stock beneficially owned by Massachusetts Financial Services Company. Massachusetts Financial Services Company has sole dispositive power over 106,417,530 shares and sole voting power over 94,205,071 shares. The address for Massachusetts Financial Services Company is 111 Huntington Avenue, Boston, Massachusetts 02199.

(5)
Based solely on a Schedule 13G/A filed on February 9, 2018. Represents shares of Class A Common Stock beneficially owned by The Vanguard Group (“Vanguard Group”), which wholly owns Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd., investment managers that beneficially own shares. Vanguard Group has sole voting power over 664,291 shares, shared voting power over 98,216 shares, sole dispositive power over 47,700,180 shares and shared dispositive power over 751,447 shares. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(6)
Excludes 3,668,810 shares of Class A Common Stock held by a Luxembourg corporation whose sole shareholder is a revocable trust that Mr. Becht established for estate planning purposes. While Mr. Becht does not have investment control over the trust or its assets, because Mr. Becht has the power to revoke the trust at any time and assume control of the Luxembourg corporation that owns such shares, pursuant to Rule 13d-3(a)(d)(1)(i)(C), Mr. Becht may be deemed to be the beneficial owner of such shares for Section 13(d) purposes.

(7)	Includes 336,142 pledged shares.
(8)	Includes 232,000 pledged shares.
(9)	Includes 116,515 pledged shares.
(10)	Includes 4,619,719 pledged shares.
(11)
In addition to the 5,304,376 total shares pledged by Messrs. Pane, Kleitman, Ramos and Harf, includes a total of 927,725 shares pledged by other executive officers. Each of Messrs. Becht, Harf and Goudet disclaim beneficial ownership in any shares held by JAB Cosmetics B.V. except to the extent of a pecuniary interest therein.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our executive officers, directors, and persons who beneficially own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons that no other reports were required for those persons, we believe that all filing requirements applicable to our executive officers, directors, and greater than 10% beneficial owners were complied with during fiscal 2018, except that the Forms 4 reporting one transaction on behalf of Mr. Singer and reporting one transaction on behalf of Mr. Goudet were not timely filed due to a Company administrative error. These transactions were reported on Form 4 subsequent to the due date.

PROPOSAL NO. 2
APPROVAL OF ADVISORY RESOLUTION ON NAMED EXECUTIVE OFFICER COMPENSATION (SAY-ON-PAY)
In accordance with Section 14A of the Exchange Act, we are asking stockholders to vote, on a non-binding advisory basis, to approve compensation paid to our named executive officers. Executive compensation is disclosed in our “Compensation Discussion and Analysis” (“CD&A”) and the tables and text following the CD&A.
We believe that our compensation program is competitive, stimulates business growth through long-term incentives, and further aligns the named executive officers’ interests with those of the Company’s stockholders. We also believe that our compensation program is effectively designed to attract and retain high quality talent.
Proposal: In accordance with Section 14A of the Exchange Act, and as a matter of good corporate governance, we are asking stockholders to approve the following advisory resolution at the Annual Meeting:
RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the Company’s named executive officers disclosed in the CD&A, the Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement for the Company’s 2018 Annual Meeting of Stockholders.
Recommendation: The Board recommends voting FOR the proposal to approve, on a non-binding advisory basis, the compensation of our named executive officers as described in the CD&A and related compensation tables and discussion in the Proxy Statement.
Vote Required: This advisory vote, commonly referred to as “Say-on-Pay”, requires the affirmative vote of a majority of the votes cast. The advisory proposal is not binding on our Board. However, our Board values our stockholders’ opinions and the RNC will take into account the outcome of the advisory vote when considering future named executive officer compensation. The Board has adopted a policy providing for annual “Say-on-Pay” advisory votes. Unless the Board modifies its policy on the frequency of holding “Say-on-Pay” advisory votes, the next “Say-on-Pay” advisory vote will occur in 2019.
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Overview
This section of the Proxy Statement describes our executive compensation philosophy, objectives and design; our compensation-setting process; our executive compensation program components; and the decisions made for fiscal 2018 with respect to the compensation of each of our named executive officers (“NEO”) for fiscal year 2018. Our NEOs for fiscal 2018, who are the executive officers who appear in the Summary Compensation Table below, are:

•	Camillo Pane, Chief Executive Officer;

•	Patrice de Talhouët, former Chief Financial Officer (served through September 15, 2018);

•	Edgar Huber, President, Luxury;

•	Laurent Kleitman, President, Consumer Beauty; and

•	Daniel Ramos, Chief Scientific Officer.
Overview of Executive Compensation Philosophy & Objectives
The Company’s compensation programs for our NEOs are designed to attract, retain, motivate and reward leaders who create value for the Company and its stockholders. Accordingly, the Company seeks to provide competitive compensation with components that:

•	pay for performance by rewarding executives for leadership excellence and financial performance in line with the Company’s strategic goals; and

•	align executives’ interests and risk orientation with the Company’s business goals and the interests of the Company’s stockholders.

Elements and Design of Executive Compensation
Our standard NEO compensation program consists of base salary, annual cash incentive awards under our Annual Performance Plan (“APP”) and long-term equity awards under our Equity and Long-Term Incentive Plan (“ELTIP”). In addition, to encourage executive stock ownership to align the executives’ interests with stockholder interests, we established our Elite stock investment program (“Elite”) and adopted stock ownership guidelines. We also provide certain benefits and perquisites in line with general practice in the country in which the NEO resides and certain payments in lieu of pensions. Variable pay under our APP and ELTIP has been and will continue to be the most significant element of our standard NEO compensation program. Annual salary generally accounts for less than 25% of total annual target compensation. For fiscal 2018, in order to further incentivize our cost reduction program designed to streamline our operations to improve profitability and enable further investment in the business, the RNC approved special equity awards of stock options and, in some cases, Series A Preferred Stock, the vesting of which is subject to performance-based vesting conditions related to fixed cost reduction.

The Company’s fiscal 2018 executive compensation program applicable to the NEOs consisted of the following principal elements:

Compensation Element	Method for Establishing its Value	Form of Payment	Who Establishes Objectives and Participation
Base Salary	Compensation Peer Group analysis, adjusted, as applicable, to reflect merit-based increases	Cash	Except with respect to their own compensation, the Chief Human Resources Officer (“CHRO”) and the CEO recommend, subject to RNC review and approval.
APP: Annual Incentive	Collective performance as defined by the Core Business Performance Metrics (defined below) applicable to each NEO	Cash
Except with respect to their own compensation, the CHRO and the CEO recommend, subject to RNC approval of: (i) NEO participation level in and awards under the annual incentive program and (ii) corporate and business unit objectives. RNC determines performance against corporate and business unit objectives.

ELTIP: Long-Term Incentive	Compensation Peer Group analysis adjusted to reflect the total pool size and subjective review of NEO individual performance	RSUs with a five-year vesting period from the grant date, or Series A Preferred Stock that generally has a five-year vesting period from the grant date
Except with respect to their own compensation, the CHRO and the CEO recommend target grant levels for each NEO, subject to RNC approval of: (i) target grant levels and (ii) evaluation of performance against target.

	Incentive awards to encourage fixed-cost reductions	Option awards with a five-year vesting period, subject to cost reduction-based performance criteria
Elite: Stock Investment Program	NEO investment in Class A Common Stock
Matching awards of Elite Stock Options or Series A Preferred Stock that generally vest five years after the grant date. Each award is subject to full or partial forfeiture in the event that the NEO does not achieve and maintain a minimum level of Class A Common Stock ownership
Except with respect to their own compensation, the CHRO and the CEO recommend, subject to RNC approval of: target investment levels for each NEO.
The Company believes that the program plays a key role in providing the appropriate incentives to drive success, which in turn, should help drive improved operating and financial results reflected in improved total stockholder return.

Fiscal 2018 Compensation Decisions and Structure
Base Salary and Target Incentive Compensation Determinations
The RNC annually reviews the structure of the Company’s executive compensation program and, within that program, each executive officer’s target total direct compensation, which is comprised of annual base salary, target annual cash bonus (short-term incentive) and target annual equity-based compensation (long-term incentive). These targets are generally based on a percentage of the NEO’s annual base salary and level and scope of responsibility and are reviewed regularly. To balance incentives to achieve short-term and long-term success, NEOs’ compensation includes annual grants of long-term equity-based compensation under the ELTIP as well as annual cash awards under our APP, as described in more detail below.
Competitive Compensation. Our compensation program for our NEOs is designed to compensate our NEOs competitively to ensure that we attract and retain the right talent to deliver stockholder value. We benchmark our compensation against a peer group of companies that includes companies against whom we compete for key talent (the “Compensation Peer Group”), which is described more fully below. We target total direct NEO compensation at or around the 50th percentile of the Compensation Peer Group and provide the NEOs with the opportunity to earn total direct compensation towards the third quartile of the Compensation Peer Group based on exceptional performance through annual cash awards under our APP.
Annual Salary Determination. We pay base salaries to provide executives with a secure, fixed base of cash compensation in recognition of individual responsibilities and job performance. Consistent with our pay-for-performance philosophy, base salary accounted for less than 25% of each NEO’s fiscal 2018 target total direct compensation.
Salary levels are typically reviewed and set annually by the RNC. Any salary increases are approved by the RNC after a comparative analysis of base salaries for similar positions among the Compensation Peer Group. When determining base salaries, the RNC considers external competitive market conditions in addition to total direct compensation targets and personal performance. In light of this review, for fiscal 2018, Messrs. Pane, de Talhouët, Huber and Kleitman received an annual merit salary increase of 10.4%, 10.5%, 2.0% and 1.5%, respectively, based on the currency in which the salary is paid. In the case of Messrs. Pane and de Talhouët, the increase also reflects an adjustment based on our annual competitive benchmarking.
Annual, Variable Performance-Based Pay. The APP, our annual cash bonus plan, is a key component of the compensation program for our NEOs. Our APP is designed to stimulate achievement of business results by linking highly performance-based, at-risk annual cash incentives up to a set maximum amount to the achievement of collective performance targets. In addition to establishing individual target percentages for each NEO, the RNC establishes collective targets based on key business objectives that we believe drive Company performance and stockholder value. We believe that setting several, interdependent, collective targets provides meaningful metrics and aligns the APP with Company and divisional performance (through the use of the Core Business Performance Metrics (as defined below)), as applicable. We believe that the APP encourages, reinforces and rewards delivery of financial and operational performance that should directly impact stockholder value. The establishment of APP goals and the determination of the achievement against those goals to establish the APP payout is described in greater detail below.
Long-Term Incentive Compensation
Annual Equity-Based Compensation Awards. We seek to closely align the interests of our NEOs with those of our stockholders through a compensation program in which a significant portion of total compensation is paid through equity-based long-term incentives. In fiscal 2013, we adopted the ELTIP, which governs all equity awards granted to employees after its adoption, including awards under Post-Platinum and Elite (as discussed below). Long-term equity-based compensation provides direct alignment between our NEOs’ and stockholders’ interests. Generally, the RNC determines a target value for annual equity-based awards for each NEO generally based on level, job scope and impact, which are made in the form of awards of RSUs under the ELTIP with a five-year vesting period tied to continued employment with the Company that the RNC believes would help ensure long-term retention of key executive talent and a longer-term strategic perspective. Our equity compensation programs encourage retention of, and long-term focus by, our NEOs by giving them an ownership stake in our future growth and financial success.
Special Performance-Based Equity Awards. In order to incentivize our senior management to achieve the goals of our cost reduction program, including to streamline our operations to improve profitability and enable further investment in the business, in November 2017, the RNC approved special awards of stock options (“Performance Options”) and, in certain cases, Series A Preferred Stock (“Performance Preferred Stock”) to certain executives, including the NEOs, who the RNC believes have an impact on the Company’s efforts to reduce costs. The vesting of these awards is subject to achieving pre-established, performance targets based on fixed costs as a percentage of net revenues for the fiscal year ended June 30, 2021, as defined in the award agreements. The awards are forfeited if a threshold ratio is not met, subject to continued employment with the Company during the five-year vesting period.  See “Fiscal 2018 Long-Term Equity Incentive Compensation Awards — Special Equity Award with Performance-Based Vesting Conditions”.

Stock Ownership. We strongly believe in encouraging stock ownership by our NEOs. In conjunction with the stock ownership guidelines discussed below, we have designed certain other equity compensation programs to promote stock ownership and investment in the Company in order to align the interests of our executives with those of our stockholders.
During fiscal 2017, in connection with the acquisition of the P&G Beauty Business, we replaced our earlier equity programs, including the Post-Platinum program (described below), with the Elite program under our ELTIP (collectively, the “Executive Ownership Programs”). Executives enrolled in Elite are assigned a level of investment in our shares of Class A Common Stock corresponding to their job level and business scope. Pursuant to the program, they subscribe to purchase shares of Class A Common Stock and are awarded matching stock options (“Elite Stock Options”) or, in specific instances, purchase Series A Preferred Stock (the “Series A Preferred Stock”) based on their assigned investment level. The Elite Stock Options or Series A Preferred Stock generally vest five years from the grant date but are subject to forfeiture, in whole or in part, if the executive does not own and maintain his or her investment level or subscription amount (as described further below) of Class A Common Stock, or is no longer employed by the Company, through the vesting date.
More specifically, under Elite, each executive subscribes to a certain level of investment in Class A Common Stock (the “Subscription Amount”) equal to at least 60% (and up to 100%) of his or her designated individual investment opportunity (the “Investment Target Value”). For each share of Class A Common Stock purchased (each, an “Elite Share”) up to the Subscription Amount, the executive receives three matching Elite Stock Options, which award of Elite Stock Options is made upon the executive’s entry into Elite, or three matching shares of Series A Preferred Stock that the executive purchases for par value of $0.01 per share. Each executive has a one-year investment period (the “Investment Period”) to purchase Elite Shares to meet his or her Subscription Amount, other than Mr. Pane, who has a five-year Investment Period. At the end of the Investment Period, if the executive has purchased Elite Shares equivalent to his or her Subscription Amount, the executive retains (and is eligible to vest in), the full number of matching Elite Stock Options or Series A Preferred Stock awarded. However, if the executive has achieved less than 60% of his or her Investment Target Value, all matching Elite Stock Options or Series A Preferred Stock are immediately cancelled and forfeited. If the executive has achieved at least 60% of the Investment Target Value but less than the Subscription Amount, matching Elite Stock Options or Series A Preferred Stock are pro-rated to match the actual investment level with the balance immediately cancelled and forfeited.
During fiscal 2015, we permitted certain executives designated by the RNC, including Messrs. de Talhouët and Pane, to invest in our shares under a different program, our Post-Platinum program under our ELTIP (“Post-Platinum”). Under Post-Platinum, such executives purchased Series A Preferred Stock that would generally vest five years from the grant date but is subject to forfeiture, in whole or in part, if the executive does not own and maintain his or her designated investment level or subscription amount of Class A Common Stock prior to the vesting date. In connection with the adoption of our Elite program, the executives invested in Post-Platinum were permitted to retain their investment in Post-Platinum.
Upon exchange of vested Series A Preferred Stock under both Post-Platinum and Elite, the executive receives, in cash or shares, at our sole election, the fair market value of our Class A Common Stock on the exchange date of the Series A Preferred Stock less the sum of the fair market value of our Class A Common Stock on the original issue date of the Series A Preferred Stock and a “hurdle” price specified in the executive’s subscription agreement. The Series A Preferred Stock generally vests on the earlier of five years after the grant date, the executive’s death or disability or termination under certain circumstances following a change in control. As such, the benefit provided under the Series A Preferred Stock will always be based solely on the increase in value of our Class A Common Stock after the date of grant and the Series A Preferred Stock will not have any value until the value of our Class A Common Stock exceeds the value of such shares on the date of grant plus the specified hurdle. We issue Series A Preferred Stock to certain foreign executives because it may provide executives with the potential for long term capital gain treatment under the laws of one or more non-U.S. tax regimes.
To retain the matching incentive equity granted or purchased under the Executive Ownership Programs, as applicable, our CEO may purchase shares of Class A Common Stock with a value equal to $10 million and the members of the Executive Committee may purchase shares with a value equal to $1.8 million to $5 million. All NEOs are invested in Elite or Post-Platinum. Shares purchased under these programs are not taken into account when benchmarking executive compensation.

We use the Binomial Lattice and the Black-Scholes methodology to value Series A Preferred Stock awards and the Black-Scholes methodology to value stock option awards.
2018 Annual Incentive Compensation Goals under the APP--Core Business Performance Metrics
We provide for the opportunity to earn annual incentive cash compensation awards under the APP. The APP is a key component of the compensation program for our NEOs. It is designed to stimulate achievement of business results by linking annual cash awards with the achievement of quantifiable performance measures.
Core Business Performance Metrics. The RNC developed potential APP awards based on the achievement of Coty Inc. performance levels during the 2018 fiscal year. In September 2017, the RNC approved the performance targets for fiscal 2018 for Coty Inc. and its divisions and determined which targets would be applicable to each NEO, subject to adjustment for a variety of items, including acquisition and disposition activity. Our collective performance targets for Coty Inc. and each NEO under the APP are set forth below in “Fiscal 2018 Performance Targets under the APP”. The RNC set these collective performance targets across several performance measures based on our internal planning and forecasting processes as well as a comparison to fiscal 2017 performance. Each performance measure is weighted, and targets for each performance measure are set at “minimum”, “significantly below”, “below”, “target”, “exceeds” and “significantly exceeds” award levels.
For APP purposes for fiscal 2018, the RNC determined that executive performance would be measured based on three financial metrics, each of which anticipated some level of growth or improvement from the prior fiscal year: (i) net revenue growth (adjusted for acquisitions and dispositions as described below), (ii) adjusted operating income growth (that excludes gains and losses from disposal, business structure realignment programs and acquisition-related costs) and (iii) average monthly net working capital for the 2018 fiscal year (defined as inventory plus receivables and prepaid expenses less trade payables and operating accruals) as a percentage of net revenues. With respect to divisional financial performance, performance would be based on net revenue growth and adjusted operating income growth for the respective division and net working capital on a company-wide basis. These performance measures were selected because, among other things, the RNC, upon advice of management, believed at that time that they most accurately measured our performance in executing our business plan, with a focus on top line growth, margin expansion and cash flow generation. They were also intended to align our incentives with a focus on the metrics that were considered most important to the business. While each target was considered achievable, a superior level of performance was required to receive an award above the target level.
Pursuant to the RNC’s original expectations, these targets were subsequently adjusted to reflect M&A activity completed in the period, including the acquisition of the Burberry beauty business and the impact of the termination and disposition of certain brands in the Consumer Beauty and Luxury divisions pursuant to our announced portfolio rationalization program (the “Brand Portfolio Rationalization”) and are reflected in the tables below. Exchange rates for fiscal 2018 are calculated using the weighted average monthly exchange rate during the fiscal year.
In addition, APP awards are conditioned on meeting a minimum adjusted operating income threshold so that no APP awards would be paid if the minimum thresholds are not met. We believe this directly ties receiving awards under our APP to delivering stockholder value. As shown in the tables below, for Coty Inc., the minimum adjusted operating income threshold applicable to Messrs. Pane, de Talhouët and Ramos was an improvement of 22.3% over fiscal 2017. For the Luxury division, applicable to Mr. Huber, the minimum adjusted operating income threshold was an improvement of 23.9% over fiscal 2017. For the Consumer Beauty division, applicable to Mr. Kleitman, the minimum adjusted operating income threshold was an improvement of 10% over fiscal 2017.
Target APP awards for each NEO are calculated as a percentage of such NEO’s base salary, ranging from 60% to 100% of each NEOs base salary (as may be adjusted if the salary is changed during the fiscal year). For fiscal 2018, this target award could be multiplied by a factor ranging from zero to 3.6 (360%) times such target award based on the level of performance attained against the three performance metrics established under the APP, as shown in the tables below. Each NEO’s APP award is based solely on the Company’s achievement with respect to these three financial performance criteria on a collective basis.

Fiscal 2018 Performance Targets under the APP
Coty Inc. Fiscal 2018 Performance Targets(1)
(applicable to Messrs. Pane, de Talhouët and Ramos)

	Target	Minimum		Significantly Below		Below		Target		Exceeds		Significantly Exceeds		Actual
	Improve-ment over prior year	Delta (bps) with Target	Payout Factor	Delta (bps) with Target	Payout Factor	Delta (bps) with Target	Payout Factor	Delta (bps) with Target	Payout Factor	Delta (bps) with Target	Payout Factor	Delta (bps) with Target	Payout Factor	Delta (bps) with Target	Payout Factor
Coty Inc. Adjusted Operating Income Growth YOY	35.7%	< (1,341)	—	(1,341)	0.35	(708)	0.65	—	1.00	807	1.34	1,790	1.67	(787)	0.61
Coty Inc. Net Revenues Growth YOY	16%	< (416)	0.55	(416)	0.70	(222)	0.85	—	1.00	232	1.34	466	1.67	160	1.24
Coty Inc. Net Working Capital	(0.7)%	> 100	0.70	100	0.80	50	0.90	—	1.00	(50)	1.15	(100)	1.29	116	0.70
TOTAL			—		0.20		0.50		1.00		2.06		3.60		0.53

(1)
Reflects Coty Inc. (a) Adjusted Operating Income, including the financial performance of Younique, ghd and Burberry, (b) Net Revenue, excluding Burberry results and (c) Net Working Capital, including Burberry results and excluding those of Younique and ghd. The targets also reflect the impact of the Brand Portfolio Rationalization.

Luxury Division Fiscal 2018 Performance Targets(1)
(applicable to Mr. Huber)

	Target	Minimum		Significantly Below		Below		Target		Exceeds		Significantly Exceeds		Actual
	Improve-ment over prior year	Delta (bps) with Target	Payout Factor	Delta (bps) with Target	Payout Factor	Delta (bps) with Target	Payout Factor	Delta (bps) with Target	Payout Factor	Delta (bps) with Target	Payout Factor	Delta (bps) with Target	Payout Factor	Delta (bps) with Target	Payout Factor
Luxury DivisionAdjusted Operating Income Growth YOY	35.7%	< (1,180)	—	(1,180)	0.35	(590)	0.65	—	1.00	590	1.34	1,180	1.67	487	1.28
Luxury DivisionNet Revenues Growth YOY	13.6%	< (331)	0.55	(331)	0.70	(168)	0.85	—	1.00	164	1.34	300	1.67	330	1.67
Coty Inc. Net Working Capital	(0.7)%	> 100	0.70	100	0.80	50	0.90	—	1.00	(50)	1.15	(100)	1.29	116	0.70
TOTAL			—		0.20		0.50		1.00		2.06		3.60		1.50

(1)
Reflects Luxury Division Adjusted Operating Income including Burberry. Burberry results are not included in Net Revenue or Net Working Capital. The targets also reflect the impact of the Brand Portfolio Rationalization.

Consumer Beauty Division Fiscal 2018 Performance(1)
(applicable to Mr. Kleitman)

	Target	Minimum		Significantly Below		Below		Target		Exceeds		Significantly Exceeds		Actual
	Improve-ment over prior year	Delta (bps) with Target	Payout Factor	Delta (bps) with Target	Payout Factor	Delta (bps) with Target	Payout Factor	Delta (bps) with Target	Payout Factor	Delta (bps) with Target	Payout Factor	Delta (bps) with Target	Payout Factor	Delta (bps) with Target	Payout Factor
Consumer Beauty Division Adjusted Operating Income Growth YOY	21.8%	< (1,175)	—	(1,175)	0.35	(605)	0.65	—	1.00	677	1.34	1,389	1.67	(2,000)	—
Consumer Beauty Division Net Revenues Growth YOY	4.8%	< (335)	0.55	(335)	0.70	(169)	0.85	—	1.00	195	1.34	332	1.67	197	1.35
Coty Inc. Net Working Capital	(0.7)%	> 100	0.70	100	0.80	50	0.90	—	1.00	(50)	1.15	(100)	1.29	116	0.70
TOTAL			—		0.20		0.50		1.00		2.06		3.60		—

(1)
Reflects Consumer Beauty Division Adjusted Operating Income, excluding the results of Younique and including the impact of the Brand Portfolio Rationalization. The targets also reflect the impact of the Brand Portfolio Rationalization.

Once the performance levels are determined, a multiplier score is then established for each level. To determine the final APP award, each of the scores is multiplied together to determine the aggregate multiplier score. This score is then multiplied by the NEO’s target bonus percentage and annual base salary. The example below illustrates the calculation:
Illustrative Example of APP Bonus Calculation. Assume an NEO has an annual base salary of $500,000 and an annual APP target set at 60% of his base salary and that his APP award is based 100% on the Company’s collective performance for the 2018 fiscal year. Also assume the following:
The following performance levels are achieved for the 2018 fiscal year:
•Net Revenue: Significantly Exceeds Target (167%)
•Adjusted Operating Income: Exceeds Target (134%)
•Net Working Capital: Exceeds Target (115%)
Based on these facts, the NEO’s APP award would be $771,000. The NEO’s APP award could have ranged from $0, if his total APP factor was zero, to $1,080,000 if his total APP factor was 3.6 (360%).
The formulas below illustrate the calculation:

Bonus Percentage Calculation:	1.67 x 1.34 x 1.15	=	2.57
Overall APP Factor:	257%
Final APP Award:	$500,000 x 0.60 x 2.57	=	$771,000
Total Cash Compensation:	$500,000 + $771,000	=	$1,271,000

Fiscal 2018 Compensation Determinations
APP Evaluation and Bonus Determination
Shortly after fiscal 2018 was completed, the RNC measured collective financial performance to determine APP awards for that fiscal year. The RNC also set an aggregate amount available for payment of APP awards based on collective financial performance. Performance was measured against each of the established Coty Inc. and divisional targets. In its review of performance, the RNC determined whether collective performance meets targets set at “minimum”, “significantly below”, “below”, “target”, “exceeds” and “significantly exceeds” award levels. If actual performance is between two award levels, the factor is calculated pro rata between the two award levels based on actual performance. The actual performance and resulting payout factors approved by the RNC are provided in the last two columns of each of the Performance Target tables above.
As a result, the RNC determined that the collective factor of Coty Inc. for the Fiscal 2018 Performance Period was 0.53. The collective factor of the Luxury division for the Fiscal 2018 Performance Period was 1.50. The collective factor for the Consumer Beauty division for the Fiscal 2018 Performance Period was 0 because it did not meet its adjusted operating income threshold. APP awards are calculated after the end of the fiscal year and paid in a single payment (adjusted for taxes as applicable) in the second quarter of the following fiscal year.
The following table shows the minimum, target and maximum amounts each NEO could have been awarded under the APP for fiscal 2018 and the actual APP award calculation for each NEO:
2018 APP Performance and NEO APP Awards

Name	Salary ($)(1)	Award Target Relative to Salary (%)	Award Minimum ($)	Award Maximum ($)	Award Target ($)(2)	FY18 Factor	Actual Award ($)
Camillo Pane	1,131,783	100%	—	4,074,419	1,131,783	53%	599,845
Patrice de Talhouët	848,837	70%	—	2,139,070	594,186	53%	314,919
Edgar Huber	730,604	70%	—	1,841,122	511,423	150%	767,134
Laurent Kleitman	812,000	70%	—	2,046,240	568,400	—%	—
Daniel Ramos	422,650	60%	—	912,924	253,590	53%	134,400

(1)
Represents annual salary rate used for APP calculation purposes (current salary in June 2018). Messrs. Pane and de Talhouët are paid in British pounds. Mr. Huber is paid in Euros. Messrs. Kleitman and Ramos are paid in U.S. dollars. Exchange rates for fiscal 2018 compensation are calculated using the weighted average monthly exchange rate during the fiscal year.

(2)
Award targets are calculated based on each NEO’s base salary and APP target as reflected in June 2018 for APP calculations and prorated, as applicable, based on an NEO’s start date. Exchange rates for fiscal 2018 compensation are calculated using the weighted average monthly exchange rate during the fiscal year.

Fiscal 2018 Long-Term Equity Compensation
Annual Awards. Annual long-term equity awards granted under the ELTIP in fiscal 2018 were awarded in September 2017. The size of the total pool for equity-based awards to our employees as a whole under the ELTIP (including the NEOs) is based on the total number of employees and their target or notional grants for their respective job levels. When deciding whether to award annual grants, the RNC considers the collective performance of Coty Inc. during the fiscal year on which the awards are based and, where applicable, an employee’s individual performance in the fiscal year. All annual long-term equity awards granted to our NEOs in fiscal 2018 were awarded in the form of RSUs with a five-year vesting period tied to continued employment with the Company. The RNC considers several factors when determining long-term incentive awards for each NEO. Notional grants or target awards are established for each role. Then, these target awards may be adjusted based on the RNC’s determination of the total pool size and, in extraordinary circumstances, its review of the NEO’s individual overall performance during the fiscal year. There is no relationship between the timing of the granting of awards and our release of material non-public information.
The RNC determined that the maximum number of awards available for the annual grant in fiscal 2018 was 4,300,000 RSUs, plus 5%, as needed based on the total number of employees and their target or notional grants for their respective job levels. The annual awards for each of Messrs. Pane, de Talhouët, Huber, Kleitman and Ramos had a target value of $3.0 million, $1.5 million, $2.0 million, $2.0 million and $0.6 million, respectively. After assessing the individual performance of each NEO, the RNC awarded each NEO his full target award. The number of RSUs granted was calculated by dividing the target value by the average Class A Common Stock closing price over the 30-day period prior to the grant date. As a result, each of Messrs. Pane, de Talhouët, Huber, Kleitman and Ramos were awarded RSUs covering 161,030, 80,515, 107,353, 107,353 and 64,412 shares of Class A Common Stock, respectively. The specific awards for the NEOs are shown in the table under the heading “Fiscal 2018 Grants of Plan-Based Awards”.
Special Equity Awards with Performance-Based Vesting Conditions. To further incentivize the achievement of designated reductions in fixed costs as a percentage of net revenues, an important financial and strategic objective, in November 2017, the RNC approved awards to selected executives, including the NEOs, of Performance Preferred Stock and Performance Options, the vesting of which is subject to the achievement of designated levels of fixed costs as a percentage of net revenues for the fiscal year ending June 30, 2021 (the “Fixed Cost Percentage Levels”).  See “Fiscal 2018 Grants of Plan-Based Awards”.  As a result, Mr. Pane and Mr. de Talhouët were granted Performance Preferred Stock awards covering 600,000 and 200,000 shares of Series A Preferred Stock exchangeable for cash or Class A Common Stock based on an exchange price of $19.85, respectively, and Mr. Huber, Mr. Kleitman and Mr. Ramos were granted awards of Performance Options covering 200,000, 150,000 and 150,000 shares of our Class A Common Stock, respectively, at an exercise price of $16.85.  These awards contain a five-year vesting period subject to the satisfaction of the Fixed Cost Percentage Levels described below.
Depending on the achievement of the designated Fixed Cost Percentage Levels at the end of the measurement period in 2021, the NEO may vest in 60%, 80% or all of the award, but if the threshold level is not achieved for the fiscal year ended June 30, 2021, the entire award is forfeited. For the purpose of determining the Fixed Cost Percentage Levels for the awards to Messrs. Pane, Talhouët and Ramos, as well as other Corporate employees, net revenues means net revenues for the Company as reported in the Company’s Annual Report on Form 10-K for the relevant period and fixed costs are defined as personnel and related expenses, research and development costs, non-manufacturing overhead, rent on operating leases and professional fees for the Company, including both the controllable fixed costs and the Corporate management allocation, consistent with Adjusted Operating Income, as described in the Company’s Annual Report on Form 10-K for the applicable period, in each case subject to adjustment for certain unanticipated events. For Messrs. Huber and Kleitman, these metrics cover the revenues and costs of the Luxury and Consumer Beauty divisions, respectively, and different Fixed Cost Percentage Levels are established. The Fixed Cost Percentage Levels are designed to be quite challenging but achievable and will require considerable effort on the part of the executives.
Additional Executive Compensation Information
We believe our NEO compensation program follows best practices with respect to corporate governance and risk management, and includes the following principles:
Stock ownership and retention guidelines. As described above, we strongly believe in encouraging stock ownership by our NEOs and have adopted stock ownership guidelines that apply to our executives and directors for so long as they serve as executives or directors. These guidelines provide that, after a five-year phase-in period, the Chief Executive Officer and the other members of the Executive Committee should invest in our shares in an amount equal to or exceeding a multiple of five and three times their annual base salary, respectively, and, in the case of our non-employee directors, three times his or her annual cash retainer. If a participant fails to achieve initial compliance within the phase-in period, the RNC may decide that the participant is ineligible to receive equity grants until the guidelines are met. Although the phase-in period has not concluded, a majority of executives and directors subject to these guidelines have achieved initial compliance.
In addition, all of our NEOs participate in Elite and/or Post-Platinum. To retain incentive equity granted or purchased in the Executive Ownership Programs, as applicable, our CEO may purchase shares of Class A Common Stock with a value equal to $10.0 million and the members of the Executive Committee may purchase shares with a value equal to

$1.8 million to $5.0 million. The applicable Investment Period has concluded for each of the NEOs other than Messrs. Pane and Ramos.
Hedging transactions prohibited. Our insider trading policy prohibits directors, officers and employees from engaging in short sales, derivatives trading and hedging involving our securities.
No tax gross-ups. Any personal income taxes due as a result of compensation and/or perquisites, other than reimbursement for children’s schooling fees, are generally the responsibility of the NEOs. However, in fiscal 2018, Messrs. Pane and de Talhouët each received a cash payment to partially compensate him for taxes due on his respective Performance Preferred Stock grant discussed above. We do not provide tax gross-ups for golden parachute excise taxes.
Incentives do not encourage excessive risk taking. We believe that our compensation program does not contain features that could potentially encourage excessive risk taking. In addition, we continue to utilize multiple performance measures under the APP to reduce the risk of over concentration on a single business or financial metric. Our stock options, RSUs and other equity granted to or purchased by our NEOs generally have five-year vesting periods tied to continued employment with the Company and management has sizable unvested stock positions relative to their income, which together encourage focus on the long-term value of our stock, aligns management’s and stockholders’ interests and discourages excessive risk taking to optimize short-term and non-sustainable performance.
No backdating or repricing of stock options. In prior years, we generally made annual equity awards in September of each fiscal year. In fiscal 2017, annual equity grants were delayed until shortly following the closing of the acquisition of the P&G Beauty Business in October 2016 in order to allow new employees to participate. In fiscal 2018, the annual equity grants were made in September 2017, and going forward, we anticipate that we will retain the grant date in late August or early September in order to permit awards to vest during an anticipated open trading window, saving the Company cash with respect to cashless exercising to settle withholding tax obligations. Equity awards, including stock options, are never backdated. In addition, repricing of stock options and issuing stock options at below-market exercise prices are expressly prohibited by our equity incentive plans.
Independent external experts engaged for executive compensation information. Each year since fiscal 2010, the RNC has engaged an independent external expert to provide information with respect to executive compensation.
Limited perquisites. NEO perquisites are reasonable and generally represent no more than 3.0% of each NEO’s total compensation.
Double-trigger equity vesting upon a change in control. All active equity compensation plans and programs that provide for additional or accelerated payment or fully accelerated vesting in connection with a change in the control of the Company, including the ELTIP and the Executive Ownership Programs, require a “double-trigger”, which means that accelerated vesting of equity awards issued under the ELTIP will only occur upon a termination of employment in connection with a change in control and not simply as a result of the completion of a change in control transaction; provided, however, that for the Series A Preferred Stock granted under Post-Platinum and Elite and the Performance Preferred Stock and Performance Options, the change in control must occur after the first anniversary of the original issue date in order for accelerated vesting to apply. Upon the occurrence of such events, the award vests in full.
Competitive Compensation and Peer Group Rationale
In establishing compensation for our NEOs, we consider the compensation practices, structures and terms (such as the length and nature of applicable vesting periods and the mix of performance-vested and time-vested awards) of the Compensation Peer Group. We consider these practices to determine the competitiveness of individual compensation elements and total compensation of our NEOs. We seek to structure the forms and mix of our executive compensation program in a manner generally consistent with our peers and so that target total direct NEO compensation is at or around the 50th percentile of the Compensation Peer Group and provides the NEOs with the opportunity to earn total direct compensation towards the third quartile of the Compensation Peer Group based upon exceptional performance in order to attract and retain talent. Individual pay to NEOs varies in accordance with experience, individual and collective performance and other factors determined by the RNC. Actual total direct compensation reported may also vary due to currency fluctuations.
The Compensation Peer Group consists of companies that compete directly with us for executive talent and compete with us in the marketplace for business and investment opportunities.

The RNC periodically reviews the companies included in the Compensation Peer Group. Our fiscal 2018 Compensation Peer Group did not change for fiscal 2018 and included the following companies:

Avon Products, Inc.	Kimberly Clark Corporation
The Clorox Company	L’Oreal
Colgate-Palmolive Company	The Procter and Gamble Company
Beiersdorf	Revlon, Inc.
The Estée Lauder Company, Inc.	Unilever PLC
Inter Parfums, Inc.
There have been no changes in the Compensation Peer Group since the previous year. The last reported annual revenues of the Compensation Peer Group companies ranged from approximately $591 million to approximately $65.1 billion, with a median of $11.82 billion. Benchmarking of compensation was size adjusted to reflect our estimated annual net revenues of approximately $9 billion in fiscal 2018.
Other Benefits and Perquisites
General. In general, our NEOs participate in the same benefit plans generally available to our employees in the home country in which the NEO resides. These benefit plans include health insurance, life insurance and disability coverage. NEOs receive the same coverage as the rest of our employees, with the exception of healthcare coverage that is provided through a specific international health insurance plan.
Perquisites. We provide NEOs with reasonable perquisites on an individual basis. The perquisites generally include car allowances to the extent deemed necessary for business purposes and relocation assistance. Perquisites generally represented no more than 3.0% of each NEO’s total compensation. All perquisites with an aggregate value of at least $10,000 received by an NEO are detailed in the footnotes to the Summary Compensation Table.
Retirement Plans. We provide retirement benefits to our NEOs in the United States and other relevant countries through our local retirement plans.
Potential Payments upon Termination of Employment. The employment agreements with our NEOs and our compensation plans provide for certain payments and incremental benefits if an NEO’s employment is terminated under certain circumstances. There are no tax gross-ups provided in connection with these payments or incremental benefits. These payments and incremental benefits are discussed in “—Potential Payments upon Termination or Change-in-Control”.
Employment Agreements
We have entered into employment agreements with each of our NEOs. The employment agreements are described in “—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table--Employment Agreements”.
Tax and Accounting Implications
The exemption excluding certain performance-based compensation from the deductions limits under Section 162(m) of the Internal Revenue Code for compensation paid to the chief executive officer and the three other most highly compensated executive officers (other than the chief financial officer) was eliminated, effective for taxable years beginning after December 31, 2017. Therefore, compensation paid to our covered executive officers in excess of $1,000,000 would not be deductible unless it is payable pursuant to a legally binding arrangement in place as of November 2, 2017 under which, prior to the change in tax law, the compensation would have been deductible.
Our compensation programs are intended to maximize the deductibility of the compensation paid to our NEOs to the extent that we determine deductions are available, particularly in the United States, and in our best interests and to further advance organizational growth while providing competitive compensation.
While the RNC is mindful of the potential benefit to the Company of the full deductibility of compensation, the committee believes that the Company should maintain the flexibility to compensate our NEOs in a manner that can best promote the Company’s objectives. The RNC intends to continue to compensate our executive officers in a manner consistent with the best interests of the Company and its stockholders.
Independent External Experts Engaged by the Remuneration and Nomination Committee
The RNC has engaged an independent external expert to provide information with respect to our executive compensation.
The independent external expert reports directly to the RNC, with input from certain members of senior management. All decisions with respect to the amount and form of NEO compensation under our executive compensation programs are made solely by the RNC and may reflect factors and considerations other than the information provided by the independent external expert.
In fiscal 2018, the RNC engaged Deloitte LLP to provide information regarding competitive compensation peer group and compensation benchmarking data for NEO’s and executive-level positions, as well as information about market practices for equity compensation and plan governance. The AFC and RNC assessed the independence of Deloitte LLP and concluded that Deloitte LLP is independent and no conflict of interest exists that would prevent Deloitte LLP from providing this information to the RNC.
Role of “Say-on-Pay” Advisory Vote on Executive Compensation
We provided stockholders a “Say-on-Pay” advisory vote on the compensation of our NEOs in 2017 under Section 14A of the Exchange Act. At our 2017 Annual Meeting of Stockholders, stockholders expressed substantial support for the compensation of our NEOs, with over 98% of the votes cast for approval of the “Say-on-Pay” advisory vote. The RNC carefully evaluated the results of the 2017 advisory vote. The RNC also considers many other factors in evaluating our executive compensation programs as discussed in this CD&A, including the RNC’s assessment of the interaction of our compensation programs with our corporate business objectives, evaluations of our programs by external consultants, and review of peer group and survey data, each of which is evaluated in the context of the RNC’s fiduciary duty to act in stockholders’ best interests. After weighing these factors, the RNC did not make any changes to our executive compensation program and policies as a result of the 2017 “Say-on-Pay” advisory vote.
REMUNERATION AND NOMINATION COMMITTEE REPORT
The Remuneration and Nomination Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis (this “CD&A”) with management and based on such review and discussions has recommended to the Board of Directors of the Company that this CD&A be included in the Company’s Proxy Statement on Schedule 14A for the 2018 Annual Meeting of Stockholders.
The Remuneration and Nomination Committee
Paul S. Michaels
Erhard Schoewel, Chair

Summary Compensation Table
The following table sets forth information regarding fiscal 2016, 2017 and 2018 compensation for our NEOs. Columns otherwise required by SEC rules are omitted where there is no amount to report.

Name & Title	Fiscal Year	Salary ($)(1)	Bonus ($)(1)		Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(1)(4)	All Other Compensation ($)(1)		Total Compensation ($)(1)
Camillo Pane, Chief Executive Officer	2018	1,105,146	—		2,632,841	2,466,000	599,845	490,156	(6)	7,293,988
	2017	850,834	900,000	(5)	3,008,386	6,540,000	854,272	265,581		12,419,073
	2016	592,320	222,220	(5)	2,876,000	—	489,156	115,673		4,295,369
Patrice de Talhouët, Chief Financial Officer*	2018	828,627	—		1,316,420	826,000	314,919	164,753	(7)	3,450,719
	2017	716,756	87,729	(5)	1,504,193	—	447,941	173,248		2,929,867
	2016	784,100	—		1,500,007	—	551,800	132,512		2,968,419

Edgar Huber, President, Luxury	2018	727,023	—		1,755,222	968,000	773,723	100,531	(8)	4,324,499
	2017	650,876	—		2,005,590	3,114,824	800,072	75,941		6,647,303

Laurent Kleitman, President, Consumer Beauty	2018	808,650	—		1,755,222	726,000	—	187,528	(9)	3,477,400
	2017	100,000	2,000,000	(5)	—	4,538,338	91,000	26,165		6,755,503

Daniel Ramos, Chief Scientific Officer(10)	2018	425,599	1,000,000	(10)	1,111,107	2,273,437	134,400	8,694		4,953,237

*	On August 21, 2018, the Company announced that Mr. de Talhouët would cease serving as the Company’s Chief Financial Officer on September 15, 2018 and would assist with transition thereafter.
(1)
Messrs. Pane and de Talhouët are paid in British pounds. Mr. Huber is paid in Euros. Messrs. Kleitman and Ramos are paid in U.S. dollars. Exchange rates for fiscal 2018 compensation are calculated using the weighted average monthly exchange rate during the fiscal year.

(2)
Amounts represent the grant date fair value of the RSUs granted in each year, in each case calculated in accordance with FASB ASC Topic 718. See Note 22, “Share-Based Compensation Plans” in the notes to our Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended June 30, 2018 for certain assumptions used to calculate the valuation.

(3)
Amounts represent the grant date fair value of (1) for fiscal year 2018, equity awards made in November 2017 (Performance Options and, in the case of Messrs. Pane and de Talhouët, Performance Preferred Stock) subject to performance-based vesting conditions and (2)(a) Series A Preferred Stock granted to Mr. de Talhouët on April 15, 2015 and to Mr. Pane on November 25, 2016; and (b) matching Elite Stock Options granted to Mr. Huber on November 10, 2016, to Mr. Kleitman on May 15, 2017 and to Mr. Ramos on November 15, 2017 pursuant to the Elite program. Awards pursuant to the Elite program were issued, in each case, pursuant to the NEO’s attainment of a minimum ownership level of Class A Common Stock. Amounts in each case are calculated in accordance with FASB ASC Topic 718. See Note 22, “Share-Based Compensation Plans” in the notes to our Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended June 30, 2018 for certain assumptions used to calculate the valuation. See “—Fiscal 2018 Grants of Plan-Based Awards”.

(4)
Amounts represent cash awards under the APP expected to be paid in October 2018 with respect to fiscal 2018 performance, and amounts paid in October 2017 with respect to fiscal 2017 performance and in October 2016 with respect to fiscal 2016 performance. In addition, as required by French law, we maintain a profit-sharing plan for all French employees who have completed three months of service, including Mr. Huber. Benefits are calculated based on a percentage of applicable taxable income (as defined under French law) and are allocated to eligible employees based upon salary. Pursuant to this requirement, in fiscal 2018, the Company contributed $6,589 to an account for Mr. Huber maintained under such plan, which is included in his Non-Equity Incentive Plan Compensation.

(5)
In fiscal year 2017, Mr. Pane received a sign-on bonus in the amount of $900,000 contingent upon his remaining in employment through the vesting date of the Series A Preferred Stock awarded pursuant to the Elite program; Mr. de Talhouët received a sign-on bonus contingent upon his remaining in employment until July 1, 2018; and Mr. Kleitman received a sign-on bonus subject to prorated reimbursement if he is terminated prior to May 15, 2022. In fiscal 2016, Mr. Pane received a payment in the amount of $222,220 to alleviate the lost bonus opportunity with his former employer.

(6)
In fiscal year 2018, we provided Mr. Pane with a car allowance in the amount of $19,402; reimbursement for his children’s school tuition valued at $83,131 plus tax equalization payments for such education valued at $39,072; a cash payment of $220,166 to partially compensate him for taxes due in connection with his Performance Preferred Stock award under the performance-based equity award program; and cash payments in the amount of $122,298 reflecting employer contributions exceeding the UK defined contribution plan “annual allowance”.

(7)
In fiscal year 2018, we provided Mr. de Talhouët with reimbursement for his children’s school tuition valued at $11,150 plus tax equalization payments for such education valued at $2,731; a cash payment of $51,518 to partially compensate him for taxes due in connection with his Performance Preferred Stock award under the performance-based equity award program; and cash payments in the amount of $90,100 reflecting employer contributions exceeding the UK defined contribution plan “annual allowance”.

(8)	In fiscal year 2018, we provided Mr. Huber with a Company car lease valued at $34,791 and reimbursement for his children’s school tuition valued at $41,783.
(9)
In fiscal year 2018, we provided Mr. Kleitman with reimbursement for his children’s school tuition valued at $60,335; employer contributions of $44,022 to the Company’s 401(k) Savings Plan, a defined contribution plan; and a cost of living adjustment payment in the amount of $66,667.

(10)
Mr. Ramos joined the Company as Chief Scientific Officer in September 2017. The salary reflects the amount of his $535,000 annual salary paid during fiscal year 2018. The bonus amount reflects Mr. Ramos’s sign-on bonus, which is subject to reimbursement if he is terminated prior to September 15, 2020.

Fiscal 2018 Grants of Plan-Based Awards
The following table and footnotes provide information on all grants of plan-based compensation under the Company’s plans made to NEOs during fiscal 2018.

Name	Grant Date	Estimated Future Payments under Non-Equity Incentive Plan Awards ($)(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)	All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)

		Minimum	Target	Maximum
Camillo Pane	11/16/2017				600,000			19.85	2,466,000
	9/7/2017					161,030		16.35	2,632,841
		—	1,131,783	4,074,419
Patrice de Talhouët	11/16/2017				200,000			19.85	826,000
	9/7/2017					80,515		16.35	1,316,420
		—	594,186	2,139,070
Edgar Huber	11/16/2017				200,000			16.85	968,000
	9/7/2017					107,353		16.35	1,755,222
		—	511,423	1,841,122
Laurent Kleitman	11/16/2017				150,000			16.85	726,000
	9/7/2017					107,353		16.35	1,755,222
		—	568,400	2,046,240
Daniel Ramos	12/5/2017					32,206			568,114
	11/16/2017				150,000			16.85	726,000
	11/15/2017						321,045	16.82	1,547,437
	9/15/2017					32,206			542,993
		—	253,590	912,924

(1)
Represents the range of possible payments under the APP based on each NEO’s base salary and APP target during the performance period. The payment made to Mr. Huber under the profit-sharing plan required by French law is not included. See footnote 4 to the Summary Compensation Table. Messrs. Pane and de Talhouët will be paid in British pounds. Mr. Huber will be paid in Euros. Messrs. Kleitman and Ramos will be paid in U.S. dollars. Exchange rates for fiscal 2018 compensation are calculated using the weighted average monthly exchange rate during the fiscal year. Awards under the APP are expected to be paid in October 2018.

(2)	Represents grants of the annual long-term incentive compensation award of RSUs under the ELTIP.
(3)
Represents equity awards (Performance Options and, in the case of Messrs. Pane and de Talhouët, Performance Preferred Stock) subject to performance-based vesting conditions) and for Mr. Ramos, matching Elite Stock Options awarded pursuant to the Elite program on November 15, 2017. Depending on the achievement of the designated Fixed Cost Percentage Levels at the end of the measurement period in 2021, the NEO may vest in 60%, 80% or all of the performance award, but if the threshold level is not achieved for the fiscal year ended June 30, 2021, the entire award is forfeited. See “Compensation Discussion and Analysis—Fiscal 2018 Compensation Determinations—Fiscal 2018 Long-Term Equity Compensation—Special Equity Awards with Performance-Based Vesting Conditions”. Awards pursuant to the Elite program are issued pursuant to the NEO’s attainment of a minimum ownership level of Class A Common Stock.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table
Employment Agreements
The material terms of each NEO’s current employment agreement are described below:
Camillo Pane. Under his employment agreement, Mr. Pane is our Chief Executive Officer. The employment agreement provides that his base salary, bonus opportunities and long-term incentive awards will be reviewed and set by the Board or a committee thereof. Mr. Pane is entitled to participate in benefits programs generally made available to similarly-situated senior officers as set forth in his employment agreement. Mr. Pane does not receive any additional compensation for his service as a director. Mr. Pane has agreed to be bound by certain restrictive covenants for the benefit of the Company, including non-competition and non-solicitation restrictions that will continue in effect for 12 months following his employment with the Company.
Patrice de Talhouët. Under his employment agreement, Mr. de Talhouët was our Chief Financial Officer. The employment agreement provides that his base salary, bonus opportunities and long-term incentive awards will be reviewed and set by the Board or a committee thereof. Mr. de Talhouët was entitled to participate in benefits programs generally made available to similarly-situated senior officers as set forth in his employment agreement. Mr. de Talhouët agreed to be bound by certain restrictive covenants for the benefit of the Company, including non-competition and non-solicitation restrictions that will continue in effect for 12 months following his employment with the Company.
Edgar Huber. Under his employment agreement, Mr. Huber is our President, Luxury. The employment agreement provides that his base salary, bonus opportunities and long-term incentive awards will be reviewed and set by the Board or a committee thereof. Mr. Huber is entitled to participate in benefits programs generally made available to similarly-situated senior officers as set forth in his employment agreement. Mr. Huber has agreed to be bound by certain restrictive covenants for the benefit of the Company, including non-competition and non-solicitation restrictions that will continue in effect for 24 months following his employment with the Company.
Laurent Kleitman. Under his employment agreement, Mr. Kleitman is our President, Consumer Beauty. The employment agreement provides that his base salary, bonus opportunities and long-term incentive awards will be reviewed and set by the Board or a committee thereof. Mr. Kleitman is entitled to participate in benefits programs generally made available to similarly-situated senior officers as set forth in his employment agreement. Mr. Kleitman has agreed to be bound by certain restrictive covenants for the benefit of the Company, including non-competition and non-solicitation restrictions that will continue in effect for 12 months following his employment with the Company.
Daniel Ramos. Under his employment agreement, Mr. Ramos is our Chief Scientific Officer. The employment agreement provides that his base salary, bonus opportunities and long-term incentive awards will be reviewed and set by the Board or a committee thereof. Mr. Ramos is entitled to participate in benefits programs generally made available to similarly-situated senior officers as set forth in his employment agreement. Mr. Ramos has agreed to be bound by certain restrictive covenants for the benefit of the Company, including non-competition and non-solicitation restrictions that will continue in effect for 12 months following his employment with the Company.
Grants of Plan-Based Awards: Annual Incentive Compensation Awards under our APP and Equity Awards
APP awards and annual and performance-based equity awards are described and calculated as set forth above in “Compensation Discussion and Analysis—Fiscal 2018 Compensation Decisions and Structure” and “—Fiscal 2018 Compensation Determinations”.
Outstanding Equity Awards at 2018 Fiscal Year End
The following table shows outstanding equity awards held by the NEOs as of June 30, 2018, the last day of our fiscal year. The market value of the shares of unvested RSUs is determined by multiplying the number of outstanding awards by $14.10, which was the closing price of our Class A Common Stock on June 30, 2018. The market value does not reflect, nor in any way assures, that the amounts will correspond to the actual value that will be recognized by the NEOs upon vesting.

NEO	Option Awards							Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(1)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Camillo Pane				600,000	(2)	19.85	11/16/2024	161,030	(5)	2,270,523
		1,000,000	(3)			22.34	11/25/2023	119,856	(6)	1,689,970
		645,921	(4)			26.87	4/15/2022	100,000	(7)	1,410,000

Patrice de				200,000	(2)	19.85	11/16/2024	80,515	(5)	1,135,262
Talhouët		621,633	(4)			27.97	4/15/2022	59,928	(6)	844,985
								52,156	(7)	735,400
								60,000	(8)	846,000

Edgar Huber				200,000	(2)	16.85	11/16/2027	107,353	(5)	1,513,677
		485,175	(9)			18.55	11/10/2026	79,904	(6)	1,126,646

Laurent Kleitman				150,000	(2)	16.85	11/16/2027	107,353	(5)	1,513,677
		696,000	(10)			19.17	5/15/2027

Daniel Ramos				150,000	(2)	16.85	11/16/2027	32,206	(5)	454,105
		321,045	(11)			16.82	11/15/2027	32,206	(12)	454,105

(1)
Each of the Options and matching Elite Stock Options under the ELTIP described in this table expires after ten years and vests on the fifth anniversary of the grant date, subject to certain vesting conditions. Series A Preferred Stock described in this table expires after seven years and vests on the fifth anniversary of the grant date, subject to certain vesting conditions.

(2)
Represents Performance Preferred Stock for Messrs. Pane and de Talhouët and Performance Options for Messrs. Huber, Kleitman and Ramos that were granted under the ELTIP on November 16, 2017 that vest on the fifth anniversary of the grant date, subject to the satisfaction of the performance-based vesting condition. See “Compensation Discussion and Analysis--Fiscal 2018 Compensation Determinations—Fiscal 2018 Long-Term Equity Compensation--Special Equity Awards with Performance-Based Vesting Conditions” for a discussion of the performance criteria and vesting conditions. If the performance threshold level is not achieved, the entire award is forfeited.

(3)	Represents Series A Preferred Stock granted under the ELTIP on November 25, 2016 that vests on the fifth anniversary of the grant date, subject to certain vesting conditions.
(4)	Represents Series A Preferred Stock granted under the ELTIP on April 15, 2015 that vests on the fifth anniversary of the grant date, subject to certain vesting conditions.
(5)	Represents RSUs granted under the ELTIP on September 7, 2017 and September 15, 2017 that vest on the fifth anniversary of the grant date, subject to certain vesting conditions.
(6)	Represents RSUs granted under the ELTIP on October 5, 2016 that vest on the fifth anniversary of the grant date, subject to certain vesting conditions.
(7)	Represents RSUs granted under the ELTIP on September 21, 2015 that vest on the fifth anniversary of the grant date, subject to certain vesting conditions.
(8)	Represents RSUs granted under the ELTIP on September 30, 2014 that vest on the fifth anniversary of the grant date, subject to certain vesting conditions.
(9)	Represents matching Elite Stock Options granted under the ELTIP on November 10, 2016 that vest on the fifth anniversary of the grant date, subject to certain vesting conditions.
(10)	Represents matching Elite Stock Options granted under the ELTIP on May 15, 2017 that vest on the fifth anniversary of the grant date, subject to certain vesting conditions.

(11)	Represents matching Elite Stock Options granted under the ELTIP on November 15, 2017 that vest on the fifth anniversary of the grant date, subject to certain vesting conditions.
(12)	Represents RSUs granted under the ELTIP on December 5, 2017 that vest on the fifth anniversary of the grant date, subject to certain vesting conditions.
Option Exercises and Stock Vested
During fiscal year 2018 our NEOs did not exercise options nor vest in stock awards.
Pension Benefits
We do not administer any pension programs that provide our NEOs with additional benefits from those offered to our other employees.
Potential Payments upon Termination or Change-in-Control
We have entered into employment agreements with each of our NEOs and maintain certain incentive, equity and benefit plans in which our NEOs participate. These employment agreements and plans provide for certain payments and incremental benefits if an NEO’s employment is terminated under certain circumstances. These payments and benefits are described below.
Payments under the APP
A pro-rated award for the fiscal year in which an NEO’s employment is terminated may be paid under the APP if his employment is terminated by reason of retirement, disability or death. Under the APP, no awards for the fiscal year in which an NEO’s employment is terminated are paid if an NEO’s employment is terminated for any reason other than retirement, disability or death, unless otherwise stated in the termination agreement.
Stock Options under the LTIP, RSUs, Options, matching Elite Stock Options and Series A Preferred Stock under the ELTIP
Treatment upon termination due to death, disability or retirement. All unvested Stock Options, unvested matching Elite Stock Options and unvested RSUs will accelerate on a pro rata basis. The pro rata amount is based on the number of days that have passed since the Stock Options, matching Elite Stock Options or RSUs were granted. Series A Preferred Stock vests in full.
Treatment upon termination for any reason other than retirement, death or disability (not following a change in control). All unvested Stock Options, unvested matching Elite Stock Options, unvested RSUs and Series A Preferred Stock will be forfeited and canceled.
Treatment upon a change in control. All active equity compensation plans and programs that provide for additional or accelerated payment or accelerated vesting in connection with a change in the control of the Company, including the ELTIP, Post-Platinum and Elite, require a “double-trigger”; provided, however, that for the Series A Preferred Stock granted under Post-Platinum and Elite and the Performance Preferred Stock and Performance Options, the change in control must occur after the first anniversary of the original issue date in order for accelerated vesting to apply. Upon the occurrence of such events, the equity vests in full.
Certain Additional Payments
Unless specified below, each NEO would not be entitled to any additional payments upon termination of his employment for any reason or a change in control, except for payments provided for under the APP and accelerated vesting under the LTIP and ELTIP.

•
Mr. Pane is entitled to receive a severance payment equal to two times (or in the event of termination by Mr. Pane for good reason following a change of control, three times) the aggregate of his base salary and the higher of his target APP Bonus and his average APP Bonus paid in the three years immediately prior to termination in the event that he resigns from the Company with good reason or is terminated without cause.

•	Mr. de Talhouët is entitled to 12 months base salary if he is terminated without cause.

•
Mr. Huber entitled to monthly payments equal to two-thirds of his base salary and target bonus for a period of 24 months in consideration of his non-competition and non-solicitation obligations in the event his employment agreement is terminated.

•
Mr. Kleitman is entitled to reimbursement of expenses incurred by him to repatriate his family if he resigns from the Company with good reason, is terminated without cause or terminates employment due to death or disability. In addition, Mr. Kleitman is entitled to 12 months base salary if he resigns from the Company with good reason or is terminated without cause.

•	Mr. Ramos is entitled to 12 months base salary if he is terminated without cause.
Effect of Section 409A on Timing of Payments and Equity Awards
Any amounts that are not exempt from Section 409A are subject to the required six-month delay in payment after termination of service if the NEO is a “specified employee” for purposes of Section 409A at the time of termination of employment. Amounts that otherwise would have been paid during the six-month delay will be paid in a lump sum on the first day after the delay period expires.
Potential Payments in the Event of Termination at the End of Our Last Fiscal Year
The following table sets forth the estimated incremental payments and benefits that would have been received by each NEO if employment had been terminated or upon a change in control on June 30, 2018. Amounts received due to accelerated vesting of equity awards were calculated using the closing price of our Class A Common Stock as of June 30, 2018, which was $14.10. The value of accelerated vesting of Options and matching Elite Stock Options and Performance Options was calculated by subtracting the exercise price of the Option from $14.10.
Exchange rates are calculated using the weighted average monthly exchange rate during the fiscal year.

Name		Resignation with Good Reason	Termination without Cause	Termination for Cause	Resignation without Good Reason	Disability, Retirement or Death		Change in Control	Resignation with Good Reason or Termination without Cause after Change in Control (1)
Camillo Pane		$4,527,132	$4,527,132	—	—	$1,737,078		$1,731,628	$12,161,191	(2)
Patrice de Talhouët (3)		$—	$—	—	—	$—		$—	$—
Edgar Huber	(4)	$—	$—	—	—	$636,291		$286,397	$2,640,324
Laurent Kleitman		$812,000	$812,000	—	—	$313,176	(5)	$1,170,904	$1,513,677
Daniel Ramos		$—	$535,000	—	—	$123,164		$387,995	$908,209

(1)	Incremental payments represented in this column do not include any payments reported in the column labeled “Change in Control” that the NEO is entitled to receive pursuant to such change in control.
(2)
Represents amount that Mr. Pane would receive in the event that he resigned with good reason after a change in control. In the event that Mr. Pane’s employment had terminated without cause after a change in control, he would have received a total payment of $9,897,625.

(3)
On August 21, 2018, the Company announced that Mr. de Talhouët would cease serving the Company as Chief Financial Officer on September 15, 2018 and would assist with transition thereafter. He is not entitled to any additional payments as a result of his departure.

(4)
In the event that his employment agreement is terminated, Mr. Huber is entitled to monthly payments equal to two-thirds of his base salary and target bonus for a period of 24 months (approximately $1,651,261) in consideration of his non-competition and non-solicitation obligations thereunder. If the Company exercises its right to release him from the non-competition and non-solicitation obligations, the amount would not be payable.

(5)	Represents amount Mr. Kleitman would receive upon termination due to disability or death. Mr. Kleitman would be entitled to payment of $245,509 upon termination due to retirement.
Chief Executive Officer Pay Ratio
The fiscal 2018 annual total compensation of our Chief Executive Officer, Mr. Pane, was $7,293,988. The fiscal 2018 total compensation of the Company’s median employee, based on compensation of all our U.S. and non-U.S. employees who were employed as of April 2, 2018, other than Mr. Pane, was $43,507. The ratio of these amounts (our “Pay Ratio”) in fiscal 2018 was 168 to 1. Excluding the one-time award of Performance Preferred Stock discussed above under the heading “Special Equity Awards with Performance-Based Vesting Conditions”, Mr. Pane’s 2018 total compensation would be $4,607,821 and the Pay Ratio would be 106 to 1.
To identify our median employee, we included all full-time, part-time, temporary and seasonal employees in 35 countries globally. We did not rely on any of the permitted exemptions under the SEC rules. We utilized annualized total cash received as compiled from our payroll records to identify the median employee. The SEC’s rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the Pay Ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
PROPOSAL NO. 3
RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The AFC has the sole authority to appoint, retain or terminate our independent registered public accounting firm and to approve the compensation of our independent registered public accounting firm. The AFC has retained Deloitte to serve as our independent registered public accounting firm for the fiscal year ending June 30, 2019 to audit our consolidated financial statements. Deloitte has audited our financial statements each fiscal year since 1995.
The AFC monitors the independence and performance of our independent registered public accounting firm and internal audit department. By engaging in this process, the AFC is able to evaluate the quality and efficiency of the services provided by the auditor, in addition to the auditor’s technical expertise and knowledge of our operations and industry. The AFC and management consider Deloitte to be well qualified and strongly believe the continued retention of Deloitte is in our best interest and the best interests of our stockholders.
As a matter of corporate governance, the AFC submits its selection of Deloitte as our independent registered public accounting firm for the year ending June 30, 2019 to the stockholders for ratification. In the event that the stockholders should not ratify the appointment of Deloitte, the AFC will reconsider the appointment.
One or more representatives of Deloitte will be present at the Annual Meeting. The representatives will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.
Proposal: Ratification of the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending June 30, 2019.
Recommendation: The Board recommends a vote FOR the proposal to ratify the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending June 30, 2019.
Vote Required: Ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of a majority of the votes cast.
AUDIT FEES AND OTHER FEES
The following table shows the fees we paid (or will pay) for audit and other services provided by Deloitte for fiscal 2018 and 2017:

Fee Type	Fiscal 2018 (in thousands)	Fiscal 2017 (in thousands)
Audit Fees (1)	$13,408	$14,177
Audit-Related Fees (2)	560	69
Tax Fees (3)	9,015	5,731
All Other Fees(4)	67	74
Total	$23,050	$20,051

(1)	This category represents the fees associated with the annual audit, the audit of internal control over financial reporting, international statutory audit requirements and regulatory filings.
(2)	This category includes fees paid for professional services associated with support related to certifications performed for statutory requirements.
(3)
This category represents the fees for tax-related services, including tax compliance, tax advice, and tax planning. In fiscal 2018 and 2017, we incurred $4,500,000 and $3,500,000, respectively, related to tax advice and tax planning for the integration of the P&G Beauty Business.

(4)
This category represents all other fees that are not included in the above categories, and represents primarily fees paid for benchmarking related to management compensation arrangements as well as assistance and advice on statutory requirements and governance matters.

Pre-Approval Policies and Procedures
In accordance with the rules promulgated by the Sarbanes-Oxley Act of 2002 and the Public Company Accounting Oversight Board, the AFC pre-approves all services, audit and non-audit, provided to the Company by its independent registered public accounting firm.
The AFC has adopted a policy for the pre-approval of services provided by Deloitte. For each proposed service, Deloitte is required to provide detailed supporting documentation in advance of the pre-approval to permit the AFC to make an appropriate determination as to whether the provision of such services would impair auditor independence. Pursuant to this policy, the AFC has delegated to the AFC chair pre-approval authority subject to specified limits.
All services performed by Deloitte as our independent registered public accounting firm for fiscal 2018 and 2017 were pre-approved by the AFC.
AUDIT AND FINANCE COMMITTEE REPORT
The following report summarizes the AFC’s actions during fiscal 2018. This report shall not be deemed to be incorporated by reference by any general statement incorporating the Proxy Statement by reference into any filing under the Exchange Act or the Securities Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.
In accordance with its written charter, the AFC assists the Board by overseeing and monitoring:

1.	the integrity of the Company’s financial statements;

2.	the Company’s compliance with legal and regulatory requirements;

3.	the independent registered public accounting firm’s qualifications and independence; and

4.	the performance of the Company’s internal control function, its system of internal and disclosure controls, and the independent registered public accounting firm.
The members of the AFC meet the applicable independence and experience requirements of the SEC and the NYSE and the standards for determining a director’s independence adopted by the Board.
During fiscal 2018, the AFC met seven times.
The AFC reviewed and discussed the audited financial statements of the Company as of and for the fiscal year ended June 30, 2018 with management and Deloitte & Touche LLP, the Company’s independent registered public accounting firm. Management is responsible for the preparation of the Company’s financial statements, and the independent registered public accounting firm is responsible for conducting an audit of such financial statements.
The AFC has received from the independent registered public accounting firm the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the AFC concerning independence, has discussed the independence of the independent registered public accounting firm with the independent registered public accounting firm and has satisfied itself as to the independent registered public accounting firm’s independence.

The AFC reviewed with the independent registered public accounting firm its audit plans, audit scope and identification of audit risks. The AFC also discussed with management and the independent registered public accounting firm the quality and adequacy of the Company’s internal control function and its system of internal and disclosure controls.
The AFC discussed and reviewed with the independent registered public accounting firm all communications required by SEC regulations and by the standards of the Public Company Accounting Oversight Board (United States), and, with and without management present, discussed and reviewed the results of the independent registered public accounting firm’s examination of the financial statements.
The AFC discussed, reviewed and monitored the Company’s plans and activities related to compliance with Section 404 of the Sarbanes-Oxley Act of 2002 on a regular basis.
Based on the above-mentioned reviews and discussions with management and the independent registered public accounting firm, the AFC recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10‑K for the fiscal year ended June 30, 2018 for filing with the SEC. The AFC also recommended the appointment of the independent registered public accounting firm.
The Audit and Finance Committee of the Board of Directors
Robert Singer, Chair
Sabine Chalmers
Joachim Faber
STOCKHOLDER PROPOSALS FOR THE 2019 ANNUAL MEETING
In accordance with Rule 14a-8 under the Exchange Act, as amended (“Rule 14a-8”), proposals to be considered for inclusion in our proxy statement for the 2019 Annual Meeting of Stockholders pursuant to Rule 14a-8 must be received by us at our principal executive offices on or before May 23, 2019. Proposals must comply with the procedures and requirements set forth in Rule 14a-8 and will not be effective otherwise.
In accordance with our Bylaws, director nominations and other business to be brought before the 2019 Annual Meeting by a stockholder, other than proposals pursuant to Rule 14a-8, must be received in writing by us at our principal executive offices located at 350 Fifth Avenue, New York, New York 10118, no earlier than the close of business on July 9, 2019 and no later than the close of business on August 8, 2019. Proposals must comply with the procedures and requirements set forth in our Bylaws. In addition, if a stockholder submits a proposal outside of Rule 14a-8 for the 2019 Annual Meeting of Stockholders and the proposal fails to comply with the advance notice procedures set forth in our Bylaws, our proxy confers discretionary authority on the persons being appointed as proxies on behalf of our Board to vote on the proposal.
Proposals should be submitted in writing to Corporate Secretary, Coty Inc., 350 Fifth Avenue, New York, New York 10118.

OTHER MATTERS
As of the date of this Proxy Statement, we do not know of any other matters that may be presented for consideration at the Annual Meeting other than the items set forth in the notice of Annual Meeting above. If any other matter is properly brought before the Annual Meeting for action by stockholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of our Board, in absence of such a recommendation, in accordance with the judgment of the proxy holder.

By order of the Board of Directors,

Greerson G. McMullen
Chief Legal Officer, General Counsel and Secretary

COTY

COTY INC.
350 FIFTH AVENUE
NEW YORK, NY 10118

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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

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E49479-P11758

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

COTY INC.

The Board of Directors recommends a vote FOR all proposals.

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Lambertus J. H. Becht
02) Sabine Chalmers
03) Joachim Faber
04) Olivier Goudet
05) Peter Harf
06) Paul S. Michaels
07) Camillo Pane
08) Erhard Schoewel
09) Robert Singer

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Form 10-K and the Proxy Card are available at www.proxyvote.com.

E49480-P11758

COTY INC.
Annual Meeting of Stockholders
November 6, 2018 8:30 A.M., ET
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Greerson G. McMullen and Camillo Pane, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of COTY INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:30 A.M., ET on November 6, 2018, at www.virtualshareholdermeeting.com/coty2018, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side